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                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                              MHI ACQUISITION CORP.

                                 INTERIORS, INC.

                                       AND

                           MODEL HOME INTERIORS, INC.

                                DECEMBER 31, 1998

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                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----
ARTICLE I    DEFINITIONS................................................... 1

ARTICLE II   THE MERGER.................................................... 8

             2.01     Merger............................................... 8
             2.02     Effective Time....................................... 8
             2.03     Certificate of Incorporation, Bylaws, Directors and
                      Officers, Name....................................... 9
             2.04     Assets and Liabilities............................... 9
             2.05     Further Assurances................................... 9
             2.06     Conversion of Securities.............................10
             2.07     Additional Merger Consideration......................10
             2.08     Determination of Anniversary Date Payment............11
             2.09     Exchange of Shares...................................11
             2.10     Escrow; Representative...............................13
             2.11     Consummation of Merger...............................13
             2.12     Closing..............................................13
             2.13     Actions at the Closing...............................14

ARTICLE III  REPRESENTATIONS AND WARRANTIES
             REGARDING THE COMPANY.........................................14

             3.01     Organization and Good Standing; Authorization........14
             3.02     No Conflicts.........................................15
             3.03     Capitalization.......................................15
             3.04     Financial Statements.................................15
             3.05     Title to Property; Encumbrances......................16
             3.06     Inventory and Accounts Receivable....................17
             3.07     Compliance with Law..................................17
             3.08     Trademarks, Patents, Etc.............................18
             3.09     Banking and Insurance................................18
             3.10     Indebtedness.........................................19
             3.11     Judgments; Litigation................................19
             3.12     Income and Other Taxes...............................20
             3.13     Corporate Records....................................21
             3.14     Employee Benefit Matters.............................21
             3.15     No Undisclosed Liabilities...........................21
             3.16     Permits, Licenses, Etc...............................21
             3.17     Regulatory Filings...................................21
             3.18     Consents.............................................22
             3.19     Material Contracts; No Defaults......................22
             3.20     Absence of Certain Changes...........................23
             3.21     Employees and Labor Matters..........................24
             3.22     Affiliations.........................................25
             3.23     Principal Customers and Suppliers....................25
             3.24     Warranty Liability...................................25
             3.25     Hazardous Materials..................................26


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                                                                          Page
                                                                          ----
             3.26     Brokers' Fees.........................................27
             3.27     Disclosure............................................27

ARTICLE IV   REPRESENTATIONS AND WARRANTIES OF BUYER........................27

             4.01     Organization, Power and Authority of Buyer and Newco..27
             4.02     Authorization.........................................27
             4.03     No Conflicts..........................................28
             4.04     Capitalization........................................28
             4.05     Consents and Approvals................................28
             4.06     Reports and Financial Statements......................29
             4.07     Absence of Certain Changes............................29
             4.08     Disclosure............................................29

ARTICLE V    REGISTRATION RIGHTS............................................29

             5.01     Registration of Shares................................29
             5.02     Incidental Registration...............................30
             5.03     Expenses of Registration..............................31
             5.04     Indemnification.......................................31
             5.05     Shareholder Information...............................32

ARTICLE VI   CONDITIONS TO CONSUMMATION OF MERGER...........................32

             6.01     Conditions to Obligations of Buyer and Newco..........32
             6.02     Conditions to Obligations of the Company..............34

ARTICLE VII  CONDUCT OF BUSINESS PENDING CLOSING............................35

             7.01     Qualification.........................................35
             7.02     Ordinary Course.......................................35
             7.03     Organic Changes.......................................35
             7.04     Indebtedness..........................................35
             7.05     Accounting............................................35
             7.06     Compliance with Legal Requirements....................35
             7.07     Disposition of Assets.................................36
             7.08     Compensation..........................................36
             7.09     Modification or Breach of Agreements; New Agreements..36
             7.10     Capital Expenditures..................................36
             7.11     Maintain Insurance....................................36
             7.12     Discharge.............................................36
             7.13     Actions...............................................36
             7.14     Permits...............................................36
             7.15     Tax Assessments and Audits............................36

ARTICLE VIII ADDITIONAL COVENANTS...........................................37

             8.01     Covenants of the Company..............................37
             8.02     Covenants of Buyer....................................37
             8.03     Additional Covenant of Buyer..........................38


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                                                                           Page
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            8.04     Access and Information.................................38
            8.05     Expenses...............................................39
            8.06     Certain Notifications..................................39
            8.07     Publicity; Employee Communications.....................39
            8.08     Further Assurances.....................................40
            8.09     Competing Offers; Merger or Liquidation................40
            8.10     Inconsistent Action....................................40
            8.11     Post-Termination Employment............................40
            8.12     Post-Closing Financial Statements......................40
            8.13     Funding of Surviving Corporation.......................40
            8.14     Security for Promissory Notes..........................41
            8.15     Delivery of Escrow Shares to Escrow Agent..............41

ARTICLE IX  TERMINATION, AMENDMENT AND WAIVER...............................41

            9.01     Termination............................................41
            9.02     Effect of Termination..................................41
            9.03     Amendment..............................................42
            9.04     Waiver.................................................42

ARTICLE X   INDEMNIFICATION.................................................42

            10.01    Survival of Representations and Warranties and
                     Covenants..............................................42
            10.02    Indemnification........................................43
            10.03    Limitations on Recovery................................43
            10.04    Third Party Claims.....................................44
            10.05    Computation and Nature of Indemnification Payments ....44
            10.06    Indemnification Non-Exclusive..........................45

ARTICLE XI  [INTENTIONALLY OMITTED].........................................45

ARTICLE XII GENERAL PROVISIONS..............................................45

            12.01    Notices................................................45
            12.02    Severability...........................................46
            12.03    Entire Agreement.......................................46
            12.04    Successors and Assigns.................................46
            12.05    Counterparts...........................................47
            12.06    Schedules and Annexes..................................47
            12.07    Construction...........................................47
            12.08    Consent to Jurisdiction................................47
            12.09    Governing Law..........................................47


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                          AGREEMENT AND PLAN OF MERGER

            THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is entered into as of December 31, 1998 by and among MHI Acquisition Corp., a Maryland corporation ("Newco"), Interiors, Inc., a Delaware corporation ("Buyer"), and Model Home Interiors, Inc., a Maryland corporation (the "Company").

                                 R E C I T A L S

            (A) Buyer owns all of the issued and outstanding shares of capital stock of Newco.

            (B) The Board of Directors of each of Newco and the Company have determined that it is fair to, and in the best interests of, their respective corporations and shareholders for the Company to be merged with and into Newco upon the terms and subject to the conditions set forth herein (the "Merger").

            (C) The Board of Directors of each of Newco and the Company have approved the Merger in accordance with the General Corporation Law of the State of Maryland.

                                    AGREEMENT

            NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            Unless the context otherwise requires, the terms defined in this
Article I shall have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms herein defined. All accounting terms defined in this Article I and those accounting terms used in this Agreement and not defined in this Article I shall, except as otherwise provided for herein, be construed in accordance with GAAP.

            "Action" shall mean any actual or threatened claim, action, suit, arbitration, hearing, inquiry, proceeding, complaint, charge or investigation by or before any Governmental Entity or arbitrator and any appeal from any of the foregoing.

            "Allocable Percentage" of a Shareholder shall mean that percentage set forth opposite such Shareholder's name on Annex A hereto, as amended as of the Closing Date.

            "Additional Merger Consideration" shall have the meaning assigned to such term in Section 2.07.

            "Affiliate" shall mean any Person that directly or indirectly controls, is controlled by, or is under common control with, the indicated Person.

            "Agreement" shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

            "Anniversary Date" shall mean the date that is the eighteenth month anniversary of the Closing Date.

            "Anniversary Date Payment" shall have the meaning assigned to such term in Section 2.08(a).

            "Balance Sheet" and "Balance Sheet Date" shall have the respective meanings assigned to such terms in Section 3.04(a).

            "Basket" shall have the meaning assigned to such term in Section 10.03(a).

            "Business Day" shall mean any day excluding Saturday, Sunday or any day which shall be in the State of New York a legal holiday or a day on which banking institutions are authorized by law to close.

            "Buyer" shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

            "Buyer Common Stock" shall mean the Class A Common Stock, par value $.001 per share, of Buyer.

            "Buyer Preferred Stock" shall mean the Series A 10% Cumulative Convertible Preferred Stock, par value $.001 per share, of Buyer.

            "Buyer Reports" shall have the meaning assigned to such term in
Section 4.06.

            "Cash" shall have the meaning assigned to such term in Section 2.06(a).

            "Certificates" shall have the meaning assigned to such term in
Section 2.09(a).

            "Claim Notice" shall have the meaning assigned to such term in
Section 10.04(a).

            "Closing" and "Closing Date" shall have the respective meanings assigned to such terms in Section 2.12.

            "Code" shall mean the Internal Revenue Code of 1986, as amended.

            "Common Stock" shall mean the Common Stock, without par value, of the Company.

            "Company" shall have the meaning assigned to such term in the introductory paragraph of this Agreement.


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            "Confidential Information" shall have the meaning assigned to such term in Section 8.03(b).

            "Constituent Corporations" shall have the meaning assigned to such term in Section 2.01.

            "Damages" shall mean any and all losses, liabilities, obligations, costs, expenses, damages or judgments of any kind or nature whatsoever (including without limitation reasonable attorneys', accountants' and experts' fees, disbursements of counsel, and other costs and expenses incurred pursuing indemnification claims under Article X hereof).

            "Earnout Date" shall mean the end of each of the First Earnout Period, the Second Earnout Period and the Third Earnout Period.

            "Earnout Period" shall mean any one of the periods of time defined as the First Earnout Period, the Second Earnout Period or the Third Earnout Period.

            "Earnout Shares" shall have the meaning assigned to such term in
Section 2.07(d).

            "Earnout Shares Registration" shall have the meaning assigned to such term in Section 5.01(b).

            "EBIT" shall mean Net Income plus federal and state income Tax Expense and Interest Expense, less any Interest Income, attributable solely to the business of the Surviving Corporation for a particular fiscal year.

            "Effective Time" shall have the meaning assigned to such term in
Section 2.02.

            "Employment Agreement" shall mean an employment agreement substantially in the form of Annex E attached hereto.

            "Environmental Laws" shall mean all Legal Requirements pertaining to the protection of the environment, the treatment, emission or discharge of gaseous, solid or liquid Hazardous Material and regulating the use, handling, storage, treatment, removal, transport, transloading, cleanup, decontamination, discharge and disposal of any such Hazardous Material.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

            "Escrow Account" shall have the meaning set forth in Section 8.13.

            "Escrow Agent" shall mean Norwest Bank of Minnesota, N.A.

            "Escrow Agreement" shall have the meaning assigned to such term in
Section 2.10.

            "Escrow Shares" shall have the meaning assigned to such term in
Section 2.10.

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.


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            "Financial Statements" shall have the meaning assigned to such term in Section 3.04(a).

            "First Earnout Payment" shall have the meaning assigned to such term in Section 2.07(a)(i).

            "First Earnout Period" shall mean the Surviving Corporation's fiscal year ending December 31, 1999.

            "GAAP" means United States generally accepted accounting principles, consistently applied.

            "Governmental Entity" shall mean any local, state, federal or foreign (i) court, (ii) government or (iii) governmental department, commission, instrumentality, board, agency or authority, including the IRS and other taxing authorities.

            "Guaranties" shall have the meaning assigned to such term in Section 3.10(b).

            "Hazardous Material" shall mean any flammable, ignitable, corrosive, reactive, radioactive or explosive substance or material, hazardous waste, toxic substance or related material and any other substance or material defined or designated as a hazardous or toxic substance, material or waste by any Environmental Law currently in effect or as amended or promulgated in the future.

            "Indebtedness" shall mean, when used with reference to any Person, without duplication, (i) any liability of such Person created or assumed by such Person, or any Subsidiary thereof, (A) for borrowed money, (B) evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation, deed of trust or mortgage) given in connection with the acquisition of, or exchange for, any property or assets (other than inventory or similar property acquired and consumed in the Ordinary Course), including securities and other Indebtedness, (C) in respect of letters of credit issued for such Person's account and "swaps" of interest and currency exchange rates (and other interest and currency exchange rate hedging agreements) to which such Person is a party or (D) for the payment of money as lessee under leases that should be, in accordance with GAAP, recorded as capital leases for financial reporting purposes; (ii) any liability of others described in the preceding clause (i) guaranteed as to payment of principal or interest by such Person or in effect guaranteed by such Person through an agreement, contingent or otherwise, to purchase, repurchase or pay the related Indebtedness or to acquire the security therefor; (iii) all liabilities or obligations secured by a Lien upon property owned by such Person and upon which liabilities or obligations such Person customarily pays interest or principal, whether or not such Person has not assumed or become liable for the payment of such liabilities or obligations; and
(iv) any amendment, renewal, extension, revision or refunding of any such liability or obligation; provided, however, that Indebtedness shall not include any liability for compensation of such Person's employees or for inventory or similar property acquired and consumed in the Ordinary Course or for services.

            "Indemnifiable Claim" shall have the meaning assigned to such term in Section 10.04(a).

            "Indemnified Party" shall have the meaning assigned to such term in
Section 10.04(a).


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            "Indemnifying Party" shall have the meaning assigned to such term in
Section 10.04(a).

            "Interest Expense" and "Interest Income" for a fiscal year shall mean, respectively, the Surviving Corporation's interest expense and interest income for such fiscal year used in arriving at Net Income for that fiscal year.

            "IRS" shall mean the United States Internal Revenue Service.

            "Leased Real Property" shall mean all real property, including Structures, leased by the Company.

            "Legal Requirement" shall mean any statute, law, ordinance, rule, regulation, permit, order, writ, judgment, injunction, decree or award issued, enacted or promulgated by any Governmental Entity or any arbitrator.

            "Lien" shall mean all liens (including judgment and mechanics' liens, regardless of whether liquidated), mortgages, assessments, security interests, easements, claims, pledges, trusts (constructive or other), deeds of trust, options or other charges, encumbrances or restrictions.

            "Material Adverse Effect" shall mean a material adverse effect on the business, financial condition, properties, profitability, prospects or operations of the Company.

            "Merger" shall have the meaning assigned to such term in Recital B hereof.

            "Merger Consideration" shall have the meaning assigned to such term in Section 2.06(a).

            "Merger Shares" shall have the meaning assigned to such term in
Section 2.06(a).

            "Merger Shares Registration" shall have meaning assigned to such term in Section 5.01(a).

            "NB" shall have the meaning assigned to such term in Section
6.01(m).

            "Net Book Value" shall mean the amount as of December 31, 1998 equivalent to the Company's total assets minus the Company's total liabilities, computed in accordance with Section 2.08(b), and excluding the value of the Company's interest in the SMC-Bacon Drive Limited Partnership (which was valued at $398,576 as of June 30, 1998).

            "Net Book Target" shall mean $4,358,000.

            "Net Book Value Decrease" shall mean the positive amount, if any, obtained by subtracting the Net Book Value from the Net Book Target.

            "Net Book Value Increase" shall mean the positive amount, if any, obtained by subtracting the Net Book Target from the Net Book Value.


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

            "Net Income" for a fiscal year shall mean the net income of the Surviving Corporation for such period, determined in accordance with GAAP, applied in a manner consistent with the prior accounting practices of the Company for the fiscal years ending December 31, 1996, 1997 and 1998 (including the treatment of inventory and depreciable rental property), and the Pro Forma, on the assumption that the Surviving Corporation is a free standing enterprise or profit-center, and not a Subsidiary of Buyer, conducting substantially the same business as the Company prior to the Merger, without regard to any acquisition of the securities or assets of any other business (or the profit or loss related thereto) by the Surviving Corporation. In arriving at the Surviving Corporation's net income, Buyer shall be entitled to charge a reasonable percentage of the Surviving Corporation's gross revenues for services, facilities and capital and other items reasonably allocable to the Surviving Corporation's business as set forth in the Pro Forma; provided that the amount of, and the items included in such charge may be modified from time to time by the parties and that such charge shall at no time exceed two percent (2%) of the Surviving Corporation's gross revenues without the consent of the Representative (which consent may not be unreasonably withheld). Additionally, Buyer may charge the Surviving Corporation for goods and services, including without limitation, insurance, required by the Company in the Ordinary Course for which Buyer assumes the responsibilities of administration and payment, provided that such charges shall not exceed the amount incurred by the Company for such goods and services in 1998.

            "Newco" shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

            "Non-Competition Agreement" shall mean a non-competition agreement substantially in the form of Annex F hereto.

            "Options" shall mean all outstanding options, warrants and other rights to acquire Common Stock.

            "Ordinary Course" shall mean, when used with reference to the Company, the ordinary course of the Company's business consistent with past practices.

            "Permits" shall have the meaning assigned to such term in Section
3.16 hereof.

            "Permitted Liens" shall mean (a) Liens for ad valorem real or personal property taxes or assessments not at the time due and (b) Liens in respect of pledges or deposits under workers' compensation laws or similar legislation, carriers', warehousemen's, mechanics', laborers' and materialmen's and similar liens, if the obligations secured by such Liens are not then delinquent.

            "Person" shall mean all natural persons, corporations, business trusts, associations, companies, partnerships, limited liability companies, joint ventures, Governmental Entities and any other entities.

            "Policies" shall have the meaning assigned to such term in Section 3.09(b) hereof.

            "Pro Forma" shall mean the pro forma income statements of the Company for the fiscal years ending December 31, 1999 through 2003, prepared by Geneva Corporate Finance, Inc., a copy of which is attached hereto as Annex M.


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            "Promissory Note" shall mean a secured, non-negotiable promissory note of Buyer, substantially in the form of Annex G attached hereto.

            "Proprietary Information" shall have the meaning assigned to such term in Section 3.08(b).

            "Registration" shall have the meaning assigned to such term in
Section 5.01(b).

            "Registration Expenses" means all reasonable expenses incurred by Buyer in complying with Section 5.01 hereof, including all registration and filing fees, listing fees, printing expenses, fees and disbursements of counsel for Buyer, and blue sky fees and expenses in all states.

            "Registrable Securities" shall have the meaning assigned to such term in Section 5.01(b).

            "Registered Rights' shall have the meaning assigned to such term in
Section 3.08(a).

            "Representative" shall mean Carl McWilliams. In case of resignation or inability to act of Carl McWilliams, William Carroll shall be appointed successor Representative. In case of the resignation or inability to act of William Carroll or any of his successors, a successor shall be named by the vote of a majority in interest of the Shareholders. The term "Representative" as used herein shall be deemed to include a successor Representative.

            "SEC" shall have the meaning assigned to such term in Section 4.06.

            "Second Earnout Payment" shall have the meaning assigned to such term in Section 2.07(a)(ii).

            "Second Earnout Period" shall mean the Surviving Corporation's fiscal year ending December 31, 2000.

            "Securities Act" shall mean the Securities Act of 1933, as amended.

            "Security Shares" shall have the meaning assigned to such term in
Section 8.14.

            "Shareholders" shall mean those shareholders of the Company that have executed the Shareholder Agreement.

            "Shares" shall mean the issued and outstanding Common Stock.

            "Stock Plans" shall mean all stock option plans and other stock or equity-related plans of the Company.

            "Structure" shall mean any facility, building, plant, factory, office, warehouse structure or other improvement owned or leased by the Company.

            "Subsidiary" of a Person shall mean any corporation, partnership, association or other business entity at least 50% of the outstanding voting power of which is at the time owned or controlled directly or indirectly by such Person or by one or more of such subsidiary entities, or both.

            "Surviving Corporation" shall have the meaning assigned to such term in Section 2.01 hereof.

            "Suspension Period" shall have the meaning assigned to such term in
Section 5.01(c).

            "Tax" shall mean any federal, state, local or foreign income, gross receipts, license, payroll, unemployment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including, without limitation, taxes under Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), employment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated tax or other tax, assessment or charge of any kind whatsoever, including, without limitation, any interest, fine penalty or addition thereto, whether disputed or not.

            "Tax Expense" for a fiscal year shall mean the Surviving Corporation's provision and other expenses for Taxes (other than sales or use tax) for such fiscal year used in arriving at Net Income for that fiscal year.

            "Tax Return" shall mean any return, declaration, report, claim for refund or information, or statement relating to Taxes, and any exhibit, schedule, attachment or amendment thereto.

            "Third Earnout Period" shall mean the Surviving Corporation's fiscal year ending December 31, 2001.

            "Transaction Fees" shall have the meaning assigned to such term in
Section 2.08(b) hereof.

                                   ARTICLE II

                                   THE MERGER

            SECTION 2.01 Merger. Upon the terms and subject to the conditions of this Agreement, Newco shall be merged with and into the Company in accordance with the applicable provisions of the Maryland Corporation Law. The Company and Newco are herein sometimes referred to as the "Constituent Corporations." At the Effective Time, the identity and separate corporate existence of Newco shall cease and the Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation"). The Merger shall have the effects set forth in Section 3-114 of the Maryland Corporation Law.

            SECTION 2.02 Effective Time. The Merger shall become effective on the date and at the time the Certificate of Merger referred to in Section 2.11 hereof is filed with the Secretary of State of the State of Maryland in accordance with Section 3-113 of the Maryland Corporation Law. The time at which the Merger shall become effective as aforesaid is referred to hereinafter as the "Effective Time."

            SECTION 2.03 Certificate of Incorporation, Bylaws, Directors and Officers, Name.

                  (a) The Certificate of Incorporation of Newco, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation, from and after the Effective Time until amended in accordance with applicable law.

                  (b) The Bylaws of Newco, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation from and after the Effective Time until amended in accordance with applicable law, the Surviving Corporation's Certificate of Incorporation and such Bylaws.

                  (c) The directors and officers of Newco in office immediately prior to the Effective Time shall be the directors and officers, respectively, of the Surviving Corporation, and each shall hold his or her respective office or offices from and after the Effective Time until his or her successor shall have been elected and shall have qualified or as otherwise provided in the Bylaws of the Surviving Corporation.

                  (d) The name of the Surviving Corporation from and after the Effective Time shall be "Model Home Interiors, Inc." until changed in accordance with applicable law.

            SECTION 2.04 Assets and Liabilities. At the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises of a public as well as of a private nature, and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations; and all the rights, privileges, licenses, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, and all debts due to any of the Constituent Corporations on whatever account, as well as for stock subscriptions and all other things in action or belonging to each of the Constituent Corporations, shall be vested in, transferred to, and devolved upon the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of the several and respective Constituent Corporations, and the title to any real estate vested by deed or otherwise under the laws of any jurisdiction, in any of the Constituent Corporations, shall not revert or be in any way impaired by this Article II; but all rights of creditors and all liens upon any property of any of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of the respective Constituent Corporations shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

            SECTION 2.05 Further Assurances. If, at any time after the Effective Date, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (i) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, its right, title or interest in, to or under any of the rights, properties or assets of the Constituent Corporations acquired or to be acquired as a result of the Merger, or (ii) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of the Constituent Corporations, all such deeds, bills of sale, assignments and assurances and do, in the name and on behalf of the Constituent Corporations, all such other acts and things necessary, desirable or proper to vest, perfect or confirm its right, title or interest in, to or under any of the rights, properties or assets of the Constituent Corporations acquired or to be acquired as a result of the Merger and otherwise to carry out the purposes of this Agreement.

            SECTION 2.06 Conversion of Securities.

                  (a) At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any of the Shares, all of the Shares shall be converted into and represent the right to receive an aggregate of (i) cash in immediately available funds in the amount of $2,000,000 (the "Cash"), and (ii) a number of shares of Buyer Common Stock calculated and issuable in accordance with Section 2.08 (the "Merger Shares"). The Cash payable and the Merger Shares issuable in exchange for the Shares are referred to herein, in the aggregate, as the "Merger Consideration." The Merger Consideration shall be paid or issued to each individual Shareholder in accordance with his or her respective Allocable Percentages. The Merger Shares shall not be delivered to the Shareholders except in accordance with the Escrow Agreement.

                  (b) Prior to the Effective Time, the Company shall take all action necessary so that (i) all outstanding Options are exercised in full immediately prior to the Effective Time and (ii) there shall be no Options outstanding immediately prior to the Effective Time. Any holder of Options who so exercises his or her Options immediately prior to the Effective Time shall be considered a "Shareholder" for purposes of this Agreement, and the Company shall obtain the agreement of the holder of each Option to be bound by the terms of this Agreement and the Shareholder Agreement. The Company shall terminate all Stock Plans immediately prior to the Effective Time, and the Surviving Corporation shall not assume any Stock Plan of the Company.

                  (c) By virtue of the Merger and without any action on the part of the holder thereof, at the Effective Time each share of Common Stock held by the Company as a treasury share immediately prior to the Effective Time shall be canceled and no payment of any consideration shall be made with respect thereto.

                  (d) By virtue of the Merger and without any action on the part of the holder thereof, at the Effective Time, each share of common stock of Newco that is issued and outstanding immediately prior to the Effective Time shall be converted into one newly issued share of common stock of the Surviving Corporation, par value $.01 per share.

            SECTION 2.07 Additional Merger Consideration.

                  (a) In addition to the Merger Consideration delivered to the Shareholders, Buyer shall make the following additional payments to the Shareholders for the Shares, at the times and in the amounts specified below in shares of Buyer Common Stock (in the aggregate, the "Additional Merger Consideration"). The Additional Merger Consideration shall be issued to each Shareholder in accordance with his or her respective Allocable Percentage:

                        (i) Within seventy-five (75) days following the First Earnout Period, Buyer shall deliver to the Shareholders a number of shares of Buyer Common Stock having a fair market value on December 31, 1999 equal to the product of (i) the quotient of the Surviving Corporation's EBIT during the First Earnout Period divided by $3,454,000, multiplied by (ii) $2,000,000 (the "First Earnout Payment").

                        (ii) Within seventy-five (75) days following the Second Earnout Period, Buyer shall deliver to the Shareholders a number of shares of Buyer Common Stock having a fair market value on December 31, 2000 equal to the result of (i) the quotient of the Surviving Corporation's cumulative EBIT during the First Earnout Period and Second Earnout Period divided by $3,454,000, multiplied by (ii) $2,000,000, less
(iii) the First Earnout Payment (the "Second Earnout Payment").

                        (iii) Within seventy-five (75) days following the Third Earnout Period, Buyer shall deliver to the Shareholders a number of shares of Buyer Common Stock having a fair market value on December 31, 2001 equal to the result of (i) the quotient of the Surviving Corporation's cumulative EBIT during the First Earnout Period, Second Earnout Period and Third Earnout Period divided by $3,454,000, multiplied by (ii) $2,000,000, less (iii) the First Earnout Payment and the Second Earnout Payment.

            (b) For purposes of this Section 2.07, the fair market value per share of Buyer Common Stock delivered with respect to any Earnout Date shall be computed using the average closing bid price per share of Buyer Common Stock for the ten (10) trading days immediately preceding such Earnout Date.

            (c) At no time shall the aggregate amount paid to the Shareholders under this Section 2.07 exceed $2,000,000.

            (d) Not less than sixty (60) days prior to each Earnout Period, Buyer will make a good faith estimate of the number of shares of Buyer Common Stock, if any, to be issued to the Shareholders pursuant to Section 2.07(a) (collectively the "Earnout Shares"). The Earnout Shares, if any, will be delivered to the Escrow Agent and deposited into the Escrow Account to be disbursed to the Shareholders in accordance with his or her respective Allocable Percentages on each Earnout Date pursuant to the terms of this Agreement and the Escrow Agreement.

            SECTION 2.08 Determination of Anniversary Date Payment.

            (a) The "Anniversary Date Payment" shall be a number of Buyer Common Stock having a fair market value on the Anniversary Date of (i) $2,300,000, plus
(ii) the amount, if any, by which the Net Book Value Increase is greater than $100,000, less (iii) the amount, if any, by which the Net Book Value Decrease is greater than $100,000, less (iv) the amount of any indemnification payments made pursuant to Article V and Article X hereof. For purposes of this Section 2.08(a), the fair market value per share of Buyer Common Stock delivered with respect to the Anniversary Date Payment shall be computed using the average closing bid price per share of Buyer Common Stock for the ten (10) trading days immediately preceding the Anniversary Date. Payment of the Buyer Common Stock shall be made in accordance with the Escrow Agreement.

            (b) On or before February 28, 1999, Snyder, Cohn, Collyer, Hamilton & Associates, P.C., shall to deliver to Buyer and the Representative (i) a consolidated balance sheet of the Company as of December 31, 1998, that has been prepared in good faith in accordance with GAAP (applied on a basis that is consistent with those used in the preparation of the Balance Sheet but, in any case, treating all professional, legal, accounting, broker's, and finder's fees and fees of similar agents (the "Transaction Fees") as having been accrued on the books of account of the Company immediately prior to the Effective Time),
(ii) a calculation of the Anniversary Date Payment, together with a statement, in reasonable detail, of the manner by which the Anniversary Date Payment was determined (including, without limitation, a determination of the Net Book Value) and (iii) such other documentation that supports such determination. Buyer and Representative shall cause Snyder, Cohn, Collyer, Hamilton & Associates, P.C., to make available to each party any work papers, financial data and other information used by Snyder, Cohn,

Collyer, Hamilton & Associates, P.C., in calculating the Anniversary Date Payment. The determination of the Anniversary Date Payment by Snyder, Cohn, Collyer, Hamilton & Associates, P.C., shall be final and binding on all parties.

            SECTION 2.09 Exchange of Shares.

                  (a) Each holder of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented outstanding shares of Common Stock will be entitled to receive, upon surrender to Buyer of such Certificates for cancellation, his or her portion of the Merger Consideration and the Additional Merger Consideration in the amounts calculated in accordance with Sections 2.06, 2.07 and 2.08 hereof. Until properly surrendered, each such Certificate shall be deemed for all purposes to evidence only the right to receive the Merger Consideration and the Additional Merger Consideration.

                  (b) If any payment is to be made to a person other than the person in whose name the Certificates surrendered are registered, it shall be a condition of payment that the Certificates so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the Certificates surrendered or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Following the Effective Time, until surrendered to Buyer in accordance with the provisions of this Section 2.09, each Certificate shall represent for all purposes only the right to receive upon such surrender the amount specified in the first sentence of this Section 2.09(a), without any interest thereon, subject to any required withholding taxes.

                  (c) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, Buyer shall issue in exchange for such lost, stolen or destroyed Certificate applicable the Merger Consideration and Additional Merger Consideration issuable in exchange therefor pursuant to Sections 2.06, 2.07 and 2.08. Buyer may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate to give Buyer indemnity against, or post a bond for, any claim that may be made against Buyer with respect to the Certificate alleged to have been lost, stolen or destroyed.

                  (d) No party hereto shall be liable to a holder of Common Stock for any cash or interest thereon delivered to a public official pursuant to applicable abandoned property, escheat or similar laws. If any Certificates shall not have been surrendered prior to three (3) years after the Effective Time (or immediately prior to such earlier date on which any payment in respect thereof would otherwise escheat to or become the property of any governmental unit or agency), the payment in respect of such Certificates shall, to the extent permitted by applicable law, become the property of the persons who have previously surrendered Certificates to the Buyer, and the Surviving Corporation shall cause the amount of such payment or payments to be divided among the holders of previously surrendered Certificates in proportion to the payments previously made to such holders in respect of the stock represented by such Certificates, and such holders shall be entitled to such payments free and clear of all claims of interest of any person previously entitled thereto.

                  (e) From and after the Effective Time, the holders of shares of Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Common Stock, except as otherwise provided herein or by law.

                  (f) After the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of any shares of Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and promptly exchanged for a portion of the Merger Consideration and Additional Merger Consideration as provided in this Section 2.09.

                  (g) No certificates or script representing fractional shares of Buyer Common Stock shall be issued to the Shareholders upon the surrender for exchange of Certificates. Upon the surrender for exchange of Certificates, the number of shares of Buyer Common Stock issuable to each Shareholder shall be rounded up to the nearest whole share.

            SECTION 2.10 Escrow; Representative. On the Closing Date, Buyer, the Representative and the Escrow Agent shall execute and deliver an Escrow Agreement substantially in the form of Annex B attached hereto (the "Escrow Agreement") in order to, among other things, to secure the indemnification obligations of Shareholders and to provide the Shareholders with security (i) for the payment by Buyer of the Promissory Notes issued herein and (ii) for Buyer's obligations under Section 2.06 to make the Anniversary Date Payment, as adjusted in accordance with Section 2.08. Within fifteen (15) Business Days after the Closing Date, Buyer shall deliver to the Escrow Agent the number of shares of the Buyer Common Stock with a fair market value on the Closing Date of
(x) $2,760,000 (which is an amount equal to the parties' estimate of 120% of the Anniversary Date Payment) and (y) the aggregate face value of the Promissory Notes issued by Buyer in accordance herewith. The fair market value per share of Buyer Common Stock on the Closing Date shall be computed using the average closing bid price per share of Buyer Common Stock for the ten (10) trading days immediately preceding the Closing Date. Such shares of Buyer Common Stock are referred to herein as the "Escrow Shares." The Escrow Shares shall be payable to Buyer or to the Shareholders, as the case may be, in accordance with the terms set forth in the Escrow Agreement.

            SECTION 2.11 Consummation of Merger. As soon as practicable after satisfaction of the conditions set forth in Article VI hereof, Newco shall execute and deliver to the Secretary of State of the State of Maryland a duly executed and verified Certificate of Merger, and the parties shall take all such other and further actions as may be required by law to make the Merger effective.

            SECTION 2.12 Closing. The closing of the Merger and the other transactions contemplated hereby (the "Closing") shall take place at the offices of Paul, Hastings, Janofsky & Walker LLP, Thirty-First Floor, 399 Park Avenue, New York, New York 10022, at 10:00 A.M. local time on February 1, 1999, or, if all conditions appearing in Article VI hereof to the obligations of the parties hereto to consummate the transactions contemplated hereby have not been satisfied or waived by such date, as promptly as practicable upon satisfaction of such conditions as Buyer and the Company may mutually establish (such time and date being referred to herein as the "Closing Date").

            SECTION 2.13 Actions at the Closing. At the Closing:

                  (a) The Company shall deliver or cause to be delivered to Buyer and Newco all of the documents, certificates and instruments required to be delivered to Buyer or Newco pursuant to Section 6.01.

                  (b) Buyer and Newco shall deliver or cause to be delivered to the Company all of the documents, certificates and instruments required to be delivered to the Company pursuant to Section 6.02.

                  (c) Newco shall file the Certificate of Merger with the Secretary of State of the State of Maryland.

                  (d) Buyer shall deliver to the Shareholders, by wire transfer of immediately available funds or, at Buyer's election, by cashier's check, the Cash.

                  (e) Buyer, the Representative and the Escrow Agent shall execute and deliver the Escrow Agreement.

                  (f) Immediately after the Effective Time, Buyer shall extinguish each of the obligations of the Surviving Corporation to certain Shareholders of the Company, as more particularly set forth on Schedule 2.13(f), through the issuance to such Shareholders of a Promissory Note.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                              REGARDING THE COMPANY

            The Company hereby represents and warrants to, and covenants and agrees with, Buyer and Newco, as of the date hereof and as of the Closing Date, that:

            SECTION 3.01 Organization and Good Standing; Authorization.

                  (a) The Company has been duly organized and is existing as a corporation in good standing under the laws of the State of Maryland with full power and authority (corporate and other) to own and lease its properties and to conduct its business as currently conducted. The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction set forth on Schedule 3.01(a), such jurisdictions comprising all jurisdictions in which the Company owns or leases any property, or conducts any business, so as to require such qualification, except to the extent that the failure to so qualify would not have a Material Adverse Effect.

                  (b) Except as set forth in Schedule 3.01(b), the Company has no Subsidiaries nor owns or controls, or has any other equity investment or other interest in, directly or indirectly, any corporation, joint venture, partnership, association or other Person.

                  (c) The Company has the corporate power and authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform its obligations under this Agreement. The execution and delivery by the Company of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action by the Company. This Agreement, upon its execution and delivery by the Company (assuming the due authorization, execution and delivery hereof by the other parties hereto), will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency and similar laws relating to creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            SECTION 3.02 No Conflicts. Subject to compliance with the applicable requirements of the Securities Act and any applicable state securities laws and the filing of the Certificate of Merger as required by the Maryland Corporation Law the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not (a) conflict with or result in a breach or violation of any term or provision of, or constitute a default under (with or without notice or passage of time, or both), or otherwise give any Person a basis for accelerated or increased rights or termination or nonperformance under, any indenture, mortgage, deed of trust, loan or credit agreement, lease, license or other agreement or instrument to which the Company is a party or by which the Company is bound or affected or to which any of the property or assets of the Company is bound or affected including, without limitation, all arrangements in Section 3.19 hereof, (b) result in the violation of the provisions of the Articles of Incorporation or By-Laws of the Company or any Legal Requirement applicable to or binding upon it, (c) result in the creation or imposition of any Lien upon any property or asset of the Company or
(d) otherwise adversely affect the contractual or other legal rights or privileges of the Company. Schedule 3.02 sets forth a list of all agreements requiring the consent of any party thereto to any of the transactions contemplated hereby.

            SECTION 3.03 Capitalization. The authorized capital stock of the Company consists solely of 12,000 shares of Common Stock, of which 2,000 are, and on the Closing Date will be, issued and outstanding. Schedule 3.03 sets forth a complete and accurate list of the holders of shares of Common Stock, indicating the number of Shares held by each holder and their respective addresses. All of the issued and outstanding shares of Common Stock are duly authorized, validly issued, fully paid, and nonassessable. Other than as set forth on Schedule 3.03, (i) there are no existing Options, warrants, right, calls or commitments of any character relating to shares of Common Stock, (ii) there are no outstanding securities or other instruments convertible into or exchangeable for shares of Common Stock and no commitments to issue such securities or instruments and (iii) no Person has any right of first refusal, preemptive right, subscription right or similar right with respect to any shares of Common Stock. Assuming the accuracy of Buyer's and Newco's representations set forth in Article IV hereof, the offer, issuance and sale of the Shares in accordance with the terms of this Agreement were (i) exempt from the registration and prospectus delivery requirements of the Securities Act, (ii) registered or qualified (or exempt from registration or qualification) under the registration or qualification requirements of all applicable state securities laws and (iii) accomplished in conformity with all other Legal Requirements.

            SECTION 3.04 Financial Statements.

                  (a) Schedule 3.04(a) contains true and complete copies of (i) the audited balance sheet of the Company at December 31, 1997 and the related audited statements of income, shareholders' equity and cash flows for the year then ended, together with the opinion thereon of Snyder, Cohn, Collyer, Hamilton & Associates, P.C., the Company's independent accountants, and (ii) the unaudited balance sheet of the Company (the "Balance Sheet") at September 30, 1998 (the "Balance Sheet Date") and the related unaudited statements of income, shareholders' equity and cash flows for the nine-month period ended on the Balance Sheet Date (such audited and unaudited financial statements are collectively referred to as the "Financial Statements").

                  (b) The Financial Statements present fairly, in all material respects, the financial condition of the Company as of the dates indicated therein and the results of operations and changes in financial position of the Company for the periods specified therein, have been prepared in conformity with GAAP during the periods covered thereby and prior periods (except that the Balance Sheets and the related unaudited statements of income, shareholders' equity and cash flows for the nine-month period ended on the Balance Sheet Date do not contain footnotes and are subject to year end adjustments consistent with prior practice, which would not, in the aggregate, be material with respect to the net worth of the Company as of June 30, 1998 ($4,358,000), have been derived from the accounting records of the Company and represent only actual, bona fide transactions. The Financial Statements are true and correct in all material respects. The use of the term "material" in this subsection (b) of Section 3.04 shall in not limit, modify or alter the meaning of such term or the defined term of "Material Adverse Effect" as used in any other section or provision of this Agreement.

            SECTION 3.05 Title to Property; Encumbrances.

                  (a) The Company does not own any real property or any Structures.

                  (b) The Company has, and immediately prior to the Closing will have, good, valid and marketable title in fee simple to all personal property reflected on the Balance Sheets as owned by the Company and all personal property acquired by the Company since the Balance Sheet Date, in each case free and clear of all Liens except (i) as set forth on Schedule 3.05(b) and (ii) Permitted Liens.

                  (c) Schedule 3.05(c) contains a list of all tangible personal property owned by the Company (other than personal property held by the Company as lessee under a personal property lease).

                  (d) Schedule 3.05(d) contains a list of all real property leases, licenses and personal property leases under which the Company is the lessee or licensee, together with (i) the location and nature of each of the leased or licensed properties, (ii) the termination date of each such lease or license, (iii) the name of the lessor or licensor, (iv) all rental and other payments made or required to be made for the fiscal years ending December 31, 1998 and December 31, 1999 and (v) the date and amount of the next permitted increase in each such lease or license. To the Company's knowledge, all leases and licenses pursuant to which the Company leases or licenses from others real or personal property are valid, subsisting in full force and effect in accordance with their respective terms, and there is not, under any real property lease, personal property lease or license, any existing default or event of default (or event that, with notice or passage of time, or both, would constitute a default, or would constitute a basis of force majeure or other claim of excusable delay or nonperformance). True and complete copies of all real property leases, licenses and personal property leases listed on Schedule 3.05(d) have been delivered to Buyer heretofore. Except as set forth in Schedule 3.05(d), no such lease or license will require the consent of the lessor or licensor to or as a result of the consummation of the transactions contemplated by this Agreement. For purposes of this Agreement, a "lease" shall include a sublease.

                  (e) All personal property owned by the Company and all personal property held by the Company pursuant to personal property leases is in good operating condition and repair, subject only to ordinary wear and tear, to the Company's knowledge has been operated, serviced and maintained properly within the recommendations and requirements of the manufacturers thereof (if any) and is suitable and appropriate for the use thereof made and proposed to be made by the Company in its business and operations. The Leased Real Property and personal property described in Sections 3.05(b) and 3.05(c) and the personal property held by the Company pursuant to the leases and licenses described in Schedule 3.05(d) comprise all of the Leased Real Property and personal property used in the conduct of business of the Company. Schedule 3.05(e) sets forth a listing of all low-value or zero-value personal property (other than inventory) owned by the Company, together with such date the personal property was acquired, the original cost of such personal property and the date(s) on which such personal property was written down from its original cost.

            SECTION 3.06 Inventory and Accounts Receivable.

                  (a) All inventory set forth or reflected in the Balance Sheets, or acquired by the Company since the Balance Sheet Date, consists of a quality and quantity usable and saleable by the Company in the ordinary course of its business. The value at which inventories are carried on the Balance Sheets reflects the normal inventory valuation policy of the Company, on a basis consistent with that of preceding period, of stating inventory at its lower of cost or market value, and, consistent therewith, all non-current or obsolete inventory held by the Company on the Balance Sheet Date has been valued at its current market value on the Balance Sheets. Schedule 3.06(a) sets forth a true and complete listing of all low-value and zero-value inventory owned by the Company, together with the date such inventory was acquired, the original cost of such inventory, the date(s) on which such inventory was written down from its original cost and the current quantity of such inventory on hand.

                  (b) All accounts receivable of the Company reflected in the Balance Sheets and all accounts receivable of the Company that have arisen since the Balance Sheet Date (except such accounts receivable as have been collected since such dates) are valid and enforceable claims against the account debtor, and the goods and services sold and delivered that gave rise to such accounts were sold and delivered in conformity with all applicable express and implied warranties, purchase orders, agreements and specifications. Such accounts receivable of the Company are subject to no valid defense, offset or counterclaim and are fully collectible within one hundred twenty (120) days after the Closing Date, except to the extent of the allowance for doubtful accounts reflected on the Balance Sheets or as set forth in Schedule 3.06(b)(1).
Schedule 3.06(b)(2) contains a true and complete aging of the Company's accounts receivable as of the Balance Sheet Date. Schedule 3.06(b)(3) contains a true and complete list of all customers of the Company who enjoy non-standard discounts or non-standard payment terms, together with a summary of any such non-standard discounts or non-standard payment terms.

            SECTION 3.07 Compliance with Law. Except where it has not had a Material Adverse Effect, through and including the date hereof, the Company (i) has not violated, has not conducted its business or operations in violation of, and has not used or occupied its properties or assets in violation of, any Legal Requirement, (ii) to the Company's knowledge, has not been alleged to be in violation of any Legal Requirement, and (iii) has not received any notice of any alleged violation of, nor any citation for noncompliance with, any Legal Requirement.

            SECTION 3.08 Trademarks, Patents, Etc.

                  (a) Schedule 3.08(a) contains a true and complete list of all letters patent, patent applications, trade names, logos, trademarks, service marks, trademark and service mark registrations and applications, copyrights, copyright registrations and applications, Internet domain names, 1-800 and 1-888 telephone numbers, grants of a license or right to the Company with respect to any of the foregoing, both domestic and foreign, owned or claimed by the

Company or used or proposed to be used by the Company in the conduct of its business, whether registered or not (collectively herein, "Registered Rights"). No other patent, trademark, service mark, trade name or copyright, or license with respect to any of the foregoing, is necessary to permit the Company's business to be conducted as now conducted or as heretofore or proposed to be conducted. True and complete copies of all documentation related to the Registered Rights have been delivered to Buyer heretofore.

                  (b) Except as described in Schedule 3.08(b), the Company owns exclusively and has the exclusive and unrestricted right to use the Registered Rights, and all renewals therefor and claims for infringement thereof, and every trade secret, know-how, process, discovery, development, design, technique, customer and supplier list, promotional idea, marketing and purchasing strategy, computer program (including source code), technical data, invention, process, confidential data and other information (collectively herein, "Proprietary Information") required for or incident to the design, development, manufacture, operation, sale and use of all products and services sold or rendered or proposed to be sold or rendered by the Company, free and clear of any right, equity or claim of others and without infringing upon or otherwise acting adversely to the right or claimed right of any third party under or with respect to any of the Proprietary Information. The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all Proprietary Information.

                  (c) Schedule 3.08(c) contains a true and complete list and non- confidential description of all licenses of, or rights to, Proprietary Information granted to the Company by others or to others by the Company. Except as described in Schedule 3.08(c), (i) the Company has not sold, transferred, assigned, licensed, restricted, encumbered or subjected to any Lien, any Registered Right or Proprietary Information or any interest therein, and (ii) the Company is not obligated or under any liability whatever to make any payments by way of royalties, fees or otherwise to any owner or licensor of, or other claimant to, any Registered Right or Proprietary Information.

                  (d) There are no claims or demands of any Person pertaining to, or any Actions that are pending or, to the Company's knowledge, threatened, which challenge the rights of the Company in respect of any Registered Right or any Proprietary Information.

            SECTION 3.09 Banking and Insurance.

                  (a) Schedule 3.09(a) contains a true and complete list of the names and locations of all financial institutions at which the Company maintains a checking account, deposit account, securities account, safety deposit box or other deposit or safekeeping arrangement, the numbers or other identification of all such accounts and arrangements and the names of all persons authorized to draw against any funds therein.

                  (b) Schedule 3.09(b) contains a true and complete list of all insurance policies and bonds and self insurance arrangements currently in force that cover or purport to cover risks or losses to, or associated with, the Company's business, operations, premises, properties, assets, employees, agents and directors and sets forth, with respect to each such policy, bond and self insurance arrangement, a description of the insured loss coverage, the expiration date and time of coverage, the dollar limitations of coverage, a general description of each deductible feature and principal exclusion and the premiums paid and to be paid prior to expiration. The insurance policies, bonds and arrangements described on Schedule 3.09(b) (the "Policies") provide such coverage against such risk of loss and in such amounts as are customary for corporations of established reputation engaged in the same or similar business and similarly situated. The Company has no obligation, liability or other commitment relating to any contract of insurance containing a provision for retrospective rating or adjustment of the Company's premium obligation. To the Company's knowledge, no facts or circumstances exist that would cause the Company to be unable to renew its existing insurance coverage as and when the same shall expire upon terms at least as favorable as those currently in effect, other than possible increases in premiums that do not result from any act or omission of the Company.

            SECTION 3.10 Indebtedness.

                  (a) The Company has no liability or obligation for Indebtedness other than as set forth on Schedule 3.10(a), and true and complete copies of all instruments and documents evidencing, creating, securing or otherwise relating to such Indebtedness have been delivered to Buyer heretofore. Except as described in Schedule 3.10(a), no event has occurred and no condition has become known to the Company (including the transactions contemplated hereby) that constitutes or, with notice or passage of time, or both, would constitute a default or a basis of force majeure or other claim of accelerated or increased rights, termination, excusable delay or nonperformance by the Company or any other Person under any instrument or document relating to or evidencing Indebtedness that would entitle any Person to require the Company to pay any portion of the principal amount of such Indebtedness prior to the scheduled maturity thereof. Except as set forth in Schedule 3.10(a), no instrument or document evidencing, creating, securing or otherwise relating to Indebtedness will require the consent of any Person to or as a result of the consummation of the transactions contemplated by this Agreement.

                  (b) Schedule 3.10(b) contains a list and brief description of all agreements or instruments pursuant to which any of the Company's directors, employees or shareholders have guaranteed any Indebtedness of the Company (the "Guaranties"). True and complete copies of all Guaranties have been delivered to Buyer heretofore.

            SECTION 3.11 Judgments; Litigation. Except as set forth on Schedule 3.11:

                  (a) There is no (i) outstanding judgment, order, decree, award, stipulation, injunction of any Governmental Entity or arbitrator against or affecting the Company or its properties, assets or business or (ii) Action pending against or affecting the Company or its properties, assets or business.

                  (b) To the Company's knowledge, there is no (i) outstanding judgment, order, decree, award, stipulation, injunction of any Governmental Entity or arbitrator against or affecting any officer, director or employee of the Company relating to the Company or its business, (ii) Action threatened against the Company or its properties, assets or business, (iii) Action pending or threatened against the Company's officers, directors or employees relating to the Company or its business or (iv) basis for the institution of any Action against the Company or any of its officers, directors, employees, properties or assets which, if decided adversely, would have a Material Adverse Effect.

            SECTION 3.12 Income and Other Taxes. Except as set forth on
Schedule 3.12:

                  (a) All Tax Returns required to be filed through and including the date hereof in connection with the operations of the Company are true, complete and correct in all respects and have been properly and timely filed. The Company has not requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed. Buyer has heretofore been furnished by the Company with true, correct and complete copies of each Tax Return of the Company with respect to the past three taxable years, and of all reports of, and communications from, any Governmental Entities relating to such period.

                  (b) All Taxes required to be paid or withheld and deposited through and including the date hereof in connection with the operations of the Company have been duly and timely paid or deposited by the Company. The Company has properly withheld or collected all amounts required by law for income Taxes and employment Taxes relating to its employees, creditors, independent contractors and other third parties, and for Taxes on sales, and has properly and timely remitted such withheld or collected amounts to the appropriate Governmental Entity. The Company has no liabilities for any Taxes for any taxable period ending prior to or coincident with the Closing Date.

                  (c) The Company has made adequate provision on its books of account for all Taxes with respect to its business, properties and operations through the Balance Sheet Date, and the accruals for Taxes in the Balance Sheets are adequate to cover all liabilities for Taxes of the Company for all periods ending on or before the Closing Date.

                  (d) The Company has not heretofore (i) had a tax deficiency proposed, asserted or assessed against it, (ii) executed any waiver of any statute of limitations on the assessment or collection of any Taxes, or (iii) been delinquent in the payment of any Taxes.

                  (e) No Tax Return of the Company has been audited or the subject of other Action by any Governmental Entity. The Company has not received any notice from any Governmental Entity of any pending examination or any proposed deficiency, addition, assessment, demand for payment or adjustment relating to or affecting the Company or its assets or properties and the Company has no reason to believe that any Governmental Entity may assess (or threaten to assess) any Taxes for any periods ending on or prior to the Closing Date.

                  (f) The Company (i) has not filed any consent or agreement pursuant to Code Section 341(f), and no such consent or agreement will be filed at any time on or before the Closing Date; (ii) has not made any payments, is not obligated to make any payments and is not a party to any agreement that under certain circumstances could obligate the Company to make any payments that will not be deductible under Code Section 280G; (iii) is not a United States real property holding corporation within the meaning of Code Section 897(c)(2);
(iv) is not a party to a tax allocation or sharing agreement; (v) has never been (or does not have any liability for unpaid Taxes because it was) a member of an affiliated group with the meaning of Code Section 1504(a); (vi) has never applied for a tax ruling from a Governmental Entity; and (vii) has never filed or been the subject of an election under Code Section 338(g) or Code Section 338(h)(10) or caused or been the subject of a deemed election under Code Section 338(e).

                  (g) Set forth on Schedule 3.12(g) is the amount, as of the most recent practicable date, of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax or excess charitable contribution.

            SECTION 3.13 Corporate Records. The copies or originals of the Certificate of Incorporation, Bylaws, minute books and stock records of the Company previously delivered to, or made available for inspection by, Buyer are true, complete and correct.

            SECTION 3.14 Employee Benefit Matters. Except as set forth in
Schedule 3.14, the Company maintains no pension, retirement, profit-sharing, employee stock ownership plan, deferred compensation, stock bonus or other similar plan; medical, vision, dental or other health plan; life insurance plan; vacation, severance, golden parachute or other similar plan or arrangement; stock option, stock appreciation or other similar plan or arrangement; and any other employee benefit plan, including, without limitation, any "employee benefit plan" as defined in Section 3(3) of ERISA, which, in any case, relates to the Company and for which the Surviving Corporation will incur any liability by operation of law or otherwise as a result of the transactions contemplated by this Agreement.

            SECTION 3.15 No Undisclosed Liabilities. Except (i) to the extent set forth or provided for in the Balance Sheets or the notes thereto, (ii) as set forth on Schedule 3.15 or (iii) for non-material current liabilities incurred since the Balance Sheet Date in the Ordinary Course, as of the date hereof the Company has no liabilities, whether accrued, absolute, contingent or otherwise, whether due or to become due and whether the amounts thereof are readily ascertainable or not, or any unrealized or anticipated losses from any commitments of a contractual nature, including Taxes with respect to or based upon the transactions or events occurring at or prior to the Closing.

            SECTION 3.16 Permits, Licenses, Etc. The Company possesses, and is operating in compliance with, all franchises, licenses, permits, certificates, authorizations, rights and other approvals of Governmental Entities necessary to
(i) occupy, maintain, operate and use the Leased Real Property as it is currently used and proposed to be used (including, if applicable, with respect to storm water runoff and treatment of any of the Leased Real Property as a hazardous waste facility), (ii) conduct its business as currently conducted and as proposed to be conducted, and (iii) maintain and operate its employee benefit plans (the "Permits"). Schedule 3.16 contains a true and complete list of all Permits and each expiration date and scheduled renewal date related to each Permit. To the Company's knowledge, each Permit has been lawfully and validly issued, and no proceeding is pending or, to the Company's knowledge, threatened looking toward the revocation, suspension or limitation of any Permit. The consummation of the transactions contemplated by this Agreement will not result in the revocation, suspension or limitation of any Permit and, except as set forth in Schedule 3.16, no Permit will require the consent of its issuing authority to or as a result of the consummation of the transactions contemplated hereby.

            SECTION 3.17 Regulatory Filings. The Company has made all required registrations and filings with and submissions to all applicable Governmental Entities relating to the operations of the Company as currently conducted and as proposed to be conducted, including, without limitation, all such applicable Governmental Entities having jurisdiction over any matters pertaining to conservation or protection of the environment, and the treatment, discharge, use, handling, storage or production, or disposal of Hazardous Materials. All such registrations, filings and submissions were in compliance in all material respects with all Legal Requirements (including all Environmental Laws) and other requirements when filed, no material deficiencies have been asserted by any such applicable Governmental Entities with respect to such registrations, filings or submissions and, to the knowledge of the Company, no facts or circumstances exist which would indicate that a material deficiency may be asserted by any such authority with respect to any such registration, filing or submission.

            SECTION 3.18 Consents. All consents, authorizations and approvals of any Person to, or as a result of the consummation of, the transactions contemplated hereby that are necessary or advisable in connection with the operations and business of the Company as currently conducted and as proposed to be conducted, or for which the failure to obtain the same might have, individually or in the aggregate, a Material Adverse Effect, have been lawfully and validly obtained by the Company, except as described in Schedules 3.02, 3.05(d), 3.10(a) and 3.16 hereto. All consents, authorizations and approvals described in Schedules 3.02, 3.05(d), 3.10(a) and
3.16 will have been lawfully and validly obtained prior to the Closing.

            SECTION 3.19 Material Contracts; No Defaults.

                  (a) Schedule 3.19(a) contains a true and complete list and description of each individual outstanding sales order and sales contract of the Company. All outstanding sales orders and sales contracts of the Company have been entered into in the Ordinary Course. Except as described in Schedule 3.19(a), the Company has not received any advance, progress payment or deposit in respect of any sales order or sales contract and, to the Company's knowledge, has no sales order or sales contract that will result, upon completion or performance thereof, in gross margins materially lower than those normally experienced by the Company for the services or products covered by such sales order or sales contract.

                  (b) Schedule 3.19(b) contains a true and complete list and description of all outstanding purchase orders and purchase commitments of the Company having a gross indicated value in excess of $5,000 in the aggregate from any single supplier or other vendor. All outstanding purchase orders and purchase commitments of the Company have been incurred in the Ordinary Course, and, to the Company's knowledge, no purchase order or purchase commitment of the Company is in excess of the normal, ordinary and usual requirements of the business of the Company or at an excessive price.

                  (c) Schedule 3.19(c) contains a true and complete list of all sales agency, sales representative and similar contracts or agreements of the Company and a description of the territory or market and the expiration or renewal date of each such contract or agreement. True and complete copies of each such contract or agreement have been delivered to Buyer heretofore. Except as described in Schedule 3.19(c), all of such contracts and agreements are terminable at any time by the Company without penalty upon not more than thirty
(30) days' notice.

                  (d) Schedule 3.19(d) contains a true and complete list and description of all noncompetition agreements and covenants under which the Company or any Shareholder or, to the knowledge of the Company, any of the Company's officers, directors or key employees is obligated, and true and complete copies of the same have been delivered to Buyer heretofore. Except as described in Schedule 3.19(d), the Company is not restricted by any agreement from carrying on its business or engaging in any other activity anywhere in the world (including relocating, closing, or terminating any of its operations or facilities), and, to the knowledge of the Company, no such officer, director or key employee is a party to or otherwise bound or affected by any agreement, covenant or other arrangement or understanding that would restrict or impair his ability to perform diligently his other duties to the Company. Schedule 3.19(d) also contains a true and complete list and description of all noncompetition agreements or covenants in favor of the Company, and true and complete copies of the same have been delivered to Buyer heretofore.

                  (e) Schedule 3.19(e) contains a true and complete list and description of all contracts, agreements, understandings, arrangements and commitments, written or oral, of the Company with any officer, director, consultant, employee or Affiliate of the Company or with any associate, Affiliate or employee of any Affiliate of the Company, other than those disclosed in Schedule 3.21(a) hereto; in each case a true and complete copy of such written contract, agreement, understanding, arrangement or commitment or a true and complete summary of such oral contract, agreement, understanding, arrangement or commitment has been delivered to Buyer heretofore.

                  (f) Schedule 3.19(f) contains a true and complete list and description of all other material contracts, agreements, understandings, arrangements and commitments, written or oral, of the Company by which it or its properties, rights or assets are bound that are not otherwise disclosed in this Agreement or the Schedules hereto. True and complete copies of such written contracts, agreements, understandings, arrangements and commitments and true and complete summaries of such oral contracts, agreements, understandings, arrangements and commitments have been delivered to Buyer heretofore. For the purposes of this subsection (f), "material" means any contract, agreement, understanding, arrangement or commitment that (i) involves performance by any party more than ninety (90) days from the date hereof, (ii) involves payments or receipts by the Company in excess of $5,000, (iii) involves capital expenditures in excess of $5,000 or (iv) otherwise materially affects the Company.

                  (g) Except as described in Schedule 3.19(g):

                        (i) each agreement, contract, arrangement or commitment described above in this Section 3.19 is, and after the Closing on identical terms will be, legal, valid, binding, enforceable and in full force and effect, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally, and subject to general principals of equity (whether in law or equity);

                        (ii) no event or condition has occurred or become known to the Company or is alleged to have occurred that constitutes or, with notice or the passage of time, or both, would constitute a default or a basis of force majeure or other claim of excusable delay, termination, nonperformance or accelerated or increased rights by the Company or any other Person under any contract, agreement, arrangement, commitment or other understanding, written or oral, described above in this Section 3.19, or described or otherwise disclosed pursuant to this Agreement; and

                        (iii) no Person with whom the Company has such a contract, agreement, arrangement, commitment or other understanding is in default thereunder or has failed to perform fully thereunder by reason of force majeure or other claim of excusable delay, termination or nonperformance thereunder, the delay, termination or nonperformance of which, or a default under which, has had or may have a Material Adverse Effect.

            SECTION 3.20 Absence of Certain Changes. Since June 30, 1998, except as disclosed in Schedule 3.20, or in the Balance Sheets and the related unaudited statements of income, shareholder's equity and cash flows for the nine-month period ended on the Balance Sheet Date, the Company has not: (i) incurred any debts, obligations or liabilities (absolute, accrued, contingent or otherwise), other than current liabilities incurred in the Ordinary Course which, individually or in the aggregate, are not material; (ii) subjected to or permitted a Lien (other than a Permitted Lien) upon or otherwise encumbered any of its assets, tangible or intangible; (iii) without taking into account the distribution to the Shareholders of the Company's interest in SMC-Bacon Drive Limited Partnership (equal in value to $398,576 as of June 30, 1998), sold, transferred, licensed or leased any of its assets or properties except in the Ordinary Course; (iv) discharged or satisfied any Lien other than a Lien securing, or paid any obligation or liability other than, current liabilities shown on the Balance Sheets and current liabilities incurred since the Balance Sheet Date, in each case in the Ordinary Course; (v) canceled or compromised any debt owed to or by or claim of or against it, or waived or released any right of material value other than in the Ordinary Course; (vi) suffered any physical damage, destruction or loss (whether or not covered by insurance) causing a Material Adverse Effect; (vii) entered into any material transaction or otherwise committed or obligated itself to any capital expenditure other than in the Ordinary Course; (viii) made or suffered any change in, or condition affecting, its condition (financial or otherwise), properties, profitability, prospects or operations other than changes, events or conditions in the Ordinary Course, none of which (individually or in the aggregate) has had or may have a Material Adverse Effect; (ix) made any change in the accounting principles, methods, records or practices followed by it or depreciation or amortization policies or rates theretofore adopted; (x) other than in the Ordinary Course, made or suffered any amendment or termination of any material contract, agreement, lease or license to which it is a party; (xi) paid, or made any accrual or arrangement for payment of, any severance or termination pay to, or entered into any employment or loan or loan guarantee agreement with, any current or former officer, director or employee or consultant; (xii) paid, or made any accrual or arrangement for payment of, any increase in compensation, bonuses or special compensation of any kind to any employee other than pursuant to an agreement disclosed on Schedule 3.21(a) or Schedule 3.21(b) or other than in the Ordinary Course, or paid, or made any accrual or arrangement for payment of, any increase in compensation, bonuses or special compensation of any kind to any officer or director of the Company or any consultant to the Company; (xiii) made or agreed to make any charitable contributions or incurred any nonbusiness expenses; (xiv) changed or suffered change in any employee benefit plan or labor agreement affecting any employee of the Company otherwise than to conform to Legal Requirements; or (xv) entered into any agreement or otherwise obligated itself to do any of the foregoing.

            SECTION 3.21 Employees and Labor Matters.

                  (a) Schedule 3.21(a) contains a true and complete list of all contracts, agreements, plans, arrangements, commitments and understandings (formal and informal) pertaining to terms of employment, compensation, bonuses, profit sharing, stock purchases, stock repurchases, stock options, commissions, incentives, loans or loan guarantees, severance pay or benefits, use of the Company's property and related matters of the Company with any current or former officer, director, employee or consultant, and true and complete copies of all such contracts, agreements, plans, arrangements and understandings have been delivered to Buyer heretofore. A true and complete copy of the Company's employee manual has been delivered to Buyer heretofore.

                  (b) Schedule 3.21(b) contains a true and complete list of all labor, collective bargaining, union and similar agreements under or by which the Company is obligated, and true and complete copies of all such agreements have been delivered to Buyer heretofore.

                  (c) Except for the employment and labor agreements listed on Schedules 3.21(a) and 3.21(b), neither Buyer nor the Company will have any responsibility for continuing any person in the employ (or retaining any person as a consultant) of the Company from and after the Closing or have any liability for any severance payments to or similar arrangements with any such Person who shall cease to be an employee of the Company at or prior to the Closing. There is no agreement, arrangement, commitment or understanding between the Company and any of its employees which could prohibit the Company from modifying the work schedule of its employees.

                  (d) There is not occurring or, to the Company's knowledge, threatened, any strike, slow down, picket, work stoppage or other concerted action by any union or other group of employees or other persons against the Company or its premises or products. Except for activities by the unions that are parties to any of the agreements listed on Schedule 3.21(b) with respect to the existing members of such unions, to the Company's knowledge, no union or other labor organization has attempted to organize any of the employees of the Company.

                  (e) The Company has complied with all Legal Requirements relating to employment and labor, except where the failure to so comply would not have a Material Adverse Effect, and, to the knowledge of the Company, no facts or circumstances exist that could provide a reasonable basis for a claim of wrongful termination by any current or former employee of the Company against the Company.

            SECTION 3.22 Affiliations. Except as disclosed on Schedule 3.22, none of the Shareholders, any officer, director or key employee of the Company or any associate or Affiliate of the Company or any of such Persons has, directly or indirectly, (i) an interest in any Person that (A) furnishes or sells, or proposes to furnish or sell, services or products that are furnished or sold by the Company or (B) purchases from or sells or furnishes to, or proposes to purchase from or sell or furnish to, the Company any goods or services or (ii) a beneficial interest in any contract or agreement to which the Company is a party or by which the Company or any of the assets of the Company are bound or affected.

            SECTION 3.23 Principal Customers and Suppliers.

                  (a) Schedule 3.23(a) contains a true and complete list of the name and address of each customer that purchased in excess of 5% of the Company's sales of goods or services during the twelve months ended on the Balance Sheet Date, and since that date no such customer has terminated its relationship with or, to the Company's knowledge, adversely curtailed its purchases from the Company or indicated (for any reason) its intention so to terminate its relationship or curtail its purchases.

                  (b) Schedule 3.23(b) contains a true and complete list of each supplier from whom the Company purchased in excess of 5% of the Company's purchases of goods or services during the twelve months ended on the Balance Sheet Date, and since that date no such supplier has terminated its relationship with or, to the Company's knowledge, adversely curtailed its accommodations, sales or services to the Company or indicated (for any reason) its intention to terminate such relationship or curtail its accommodations, sales or services.

            SECTION 3.24 Warranty Liability. Schedule 3.24 contains a true and complete description of (i) all warranties granted or made with respect to services rendered or products sold by the Company, and (ii) the Company's aggregate liability related to such warranties for each of the last three years.

            SECTION 3.25 Hazardous Materials. Except as set forth on Schedule 3.25:

                  (a) No Hazardous Material (i) has been released, placed, stored, generated, used, manufactured, treated, deposited, spilled, discharged, released or disposed of on or under any real property currently or previously owned or leased by the Company or is presently located on or under any Leased Real Property (or, to the Company's knowledge, any property adjoining any Leased Real Property) in violation of any Environmental Laws, (ii) is presently maintained, used, generated, or permitted to remain in place by the Company in violation of any Environmental Law, (iii) is required by any Environmental Law to be eliminated, removed, treated or mitigated by the Company, given the nature of its present condition, location, nature, material or maintenance, or (iv) is of a type, location, material, nature or condition which requires special notification to third parties by the Company under Environmental Law or common law.

                  (b) No notice, citation, summons or order has been received by the Company, no notice has been given by the Company and no complaint has been filed, no penalty has been assessed and no investigation or review is pending or, to the Company's knowledge, threatened by any Governmental Entity, with respect to (i) any alleged violation by the Company of any Environmental Law or
(ii) any alleged failure by the Company to have any environmental permit, certificate, license, approval, registration or authorization required in connection with its business or properties, or (iii) any use, possession, generation, treatment, storage, recycling, transportation, release or disposal by or on behalf of the Company of any Hazardous Material.

                  (c) The Company has not received any request for information, notice of claim, demand or notification that it is or that indicates that it may be a "potentially responsible party" with respect to any investigation or remediation of any threatened or actual release of any Hazardous Material.
Schedule 3.25(c) contains a true and complete list of all Material Safety Data Sheets applicable to the Company's operations received by the Company relating to the Leased Real Property.

                  (d) To the Company's knowledge, no above-ground or underground storage tanks, whether or not in use, are or have ever been located at any property currently owned or leased by the Company.

                  (e) No notice has been received by the Company with respect to the listing or proposed listing of any property currently or previously owned, operated or leased by the Company on the National Priorities List promulgated pursuant to CERCLA, CERCLIS or any similar state list of sites requiring investigation or cleanup.

                  (f) To the knowledge of the Company, there have been no environmental inspections, investigations, studies, tests, reviews or other analyses conducted in relation to any Leased Real Property. The Company has delivered to Buyer on or before the date hereof true and complete copies of all studies, tests, reviews or other analyses conducted in relation to any Leased Real Property.

                  (g) The Company has not released, transported, or arranged for the transportation of any Hazardous Material from any property currently or previously owned, operated or leased by the Company.

            SECTION 3.26 Brokers' Fees. Except for Geneva Corporate Finance, Inc., no broker, finder or similar agent has been employed by or on behalf of the Company in connection with this Agreement or the transactions contemplated hereby, and the Company has not entered into any agreement or understanding of any kind with any person or entity for the payment of any brokerage commission, finder's fee or any similar compensation in connection with this Agreement or the transactions contemplated hereby.

            SECTION 3.27 Disclosure. Except as set forth on Schedule 3.27, no representation or warranty of the Company in this Agreement and no information contained in any Schedule or other writing delivered by the Company pursuant to this Agreement or at the Closing contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to make the statements herein or therein, in light of the circumstances under which it was made, not misleading. There is no fact that the Company has not disclosed to Buyer or Newco in writing that has had or, insofar as the Company can now foresee, may have a material adverse effect on the ability of the Company to perform fully this Agreement.

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF BUYER

            Buyer hereby represents and warrants to, and covenants and agrees with, the Company, as of the date hereof and as of the Closing Date, that:

            SECTION 4.01 Organization, Power and Authority of Buyer and Newco.

                  (a) Buyer has been duly organized and is existing as a corporation in good standing under the laws of the State of Delaware with full power and authority (corporate and other) to own and lease its properties and to conduct its business as currently conducted.

                  (b) Newco has been duly organized and is existing as a corporation in good standing under the laws of the State of Maryland with full power and authority (corporate and other) to own and lease its properties and to conduct its business as currently conducted.

                  (c) Each of Buyer and Newco has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in which Buyer or Newco owns or leases any property, or conducts any business, so as to require such qualifications, except to the extent that the failure to so qualify would not have a Material Adverse Effect.

            SECTION 4.02 Authorization. Each of Buyer and Newco has the corporate power and authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform its obligations under this Agreement. The execution and delivery by each of Buyer and Newco of this Agreement, and the consummation by each of them of the transactions contemplated hereby, have been duly authorized by all necessary corporate action by each of Buyer and Newco. This Agreement, upon its execution and delivery by each of Buyer and Newco (assuming the due authorization, execution and delivery hereof by the other parties hereto), will constitute the legal, valid and binding obligation of each of Buyer and Newco, enforceable against each of Buyer and Newco in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency and similar laws relating to creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            SECTION 4.03 No Conflicts. Subject to compliance with the applicable requirements of the Securities Act and any applicable state securities laws and the filing of the Certificate of Merger as required by the Maryland Corporation Law the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not (a) conflict with or result in a breach or violation of any term or provision of, or constitute a default under (with or without notice or passage of time, or both), or otherwise give any Person a basis for accelerated or increased rights or termination or nonperformance under, any indenture, mortgage, deed of trust, loan or credit agreement, lease, license or other agreement or instrument to which Buyer or Newco is a party or by which Buyer or Newco is bound or affected or to which any of the property or assets of Buyer or Newco is bound or affected, (b) result in the violation of the provisions of the Certificate of Incorporation or Bylaws of Buyer or Newco or any Legal Requirement applicable to or binding upon them, (c) result in the creation or imposition of any Lien upon any property or asset of Buyer or Newco or (d) otherwise adversely affect the contractual or other legal rights or privileges of Buyer or Newco. Schedule 4.03 sets forth a list of all agreements to which Buyer or Newco is a party requiring the consent of any party thereto to any of the transactions contemplated hereby.

            SECTION 4.04 Capitalization. The authorized capital stock of Buyer consists of (i) 60,000,000 shares of Buyer Common Stock, of which 21,256,007 were issued and outstanding on December 30, 1998, (ii) 2,500,000 shares of Class B Common Stock, par value $.001 per share, of which 1,105,000 were issued and outstanding on December 30, 1998, and (iii) 5,300,000 shares of Buyer Preferred Stock, of which 496,711 were issued and outstanding on December 30, 1998. All of the issued and outstanding shares of capital stock of Buyer are duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights. All of the shares of Buyer Common Stock to be issued pursuant to this Agreement, when issued in accordance with this Agreement, will be duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights. The authorized capital stock of Newco consists solely of 10,000 shares of common stock, $.01 par value per share, of which 1,000 are, and on the Closing Date will be, issued and outstanding. All of the issued and outstanding shares of capital stock of Newco are, duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights, and are, and on the Closing Date will be, owned beneficially and of record by Buyer.

            SECTION 4.05 Consents and Approvals. No consent, approval, authorization, license, permit or other action by, or filing with, any governmental or regulatory authority is required in connection with the execution and delivery of this Agreement by Buyer and Newco or the consummation by Buyer and Newco of the transactions contemplated hereby, except for such consents, approvals, authorizations, licenses, permits, actions or filings as will have been obtained, taken or filed at or prior to the Closing.

            SECTION 4.06 Reports and Financial Statements. Buyer has previously furnished to the Company complete and accurate copies, as amended or supplemented, of its (i) Quarterly Report on Form 10-QSB for the fiscal quarters ended September 30, 1998, March 31, 1998 and December 31, 1997 (ii) Annual Report on Form 10-KSB for the fiscal year ended June 30, 1998, each as filed with the Securities and Exchange Commission (the "SEC"), and (iii) all other reports filed by the Buyer under Section 13 of the Exchange Act with the SEC since June 30, 1998 (such reports are collectively referred to herein as the "Buyer Reports"). The Buyer Reports include all of the documents required to be filed by the Buyer under the Exchange Act with the SEC since December 31, 1997. Except as set forth in Schedule 4.06, as of their respective dates, the Buyer Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements of the Buyer included in the Buyer Reports (i) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or in the notes thereto, and in the case of quarterly financial statements, as permitted by Form 10-Q under the Exchange Act), (iii) fairly present the consolidated financial condition, results of operations and cash flows of Buyer as of the respective dates thereof and for the periods referred to therein, and (iv) are consistent with the books and records of the Buyer.

            SECTION 4.07 Absence of Certain Changes. Since September 30, 1998, except as disclosed in Schedule 4.07, Buyer has not failed to file with the SEC a report regarding: (i) a change in control of Buyer, (ii) the appointment of a receiver and certain material orders issued in a bankruptcy or reorganization proceeding, (iii) the acquisition or disposition of a significant amount of assets other than in the ordinary course of business, (iv) the resignation or dismissal of its certifying accountant (with information relating to any disagreement over accounting principals), (v) the resignation of a director if the director has furnished Buyer with a letter describing a disagreement on any matter relating to Buyer's operations and the director requests that such matter be disclosed, or (vi) any matter which Buyer regards as of material importance to its security holders and elects to report in Form 8-K.

            SECTION 4.08 Disclosure. Except as set forth on Schedule 4.08, no representation or warranty of Buyer or Newco in this Agreement and no information contained in any Schedule or other writing delivered by Buyer or Newco pursuant to this Agreement or at the Closing contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to make the statements herein or therein, in light of the circumstances under which it was made, not misleading. There is no fact that Buyer or Newco has not disclosed to the Company in writing that has had or, insofar as Buyer or Newco can now foresee, may have a material adverse effect on the ability of Buyer or Newco to perform fully this Agreement.

                                    ARTICLE V

                               REGISTRATION RIGHTS

            SECTION 5.01 Registration of Shares.

                  (a) Not less than six (6) months prior to the Anniversary Date, Buyer shall prepare and file with the Commission a registration statement pursuant to Rule 415 (or any appropriate similar rule that may be adopted by the Commission) under the Securities Act covering the Merger Shares (the "Merger Shares Registration"). Any Merger Shares Registration shall be on Form S-3 or another appropriate form permitting registration of such Merger Shares for resale by such holders from time to time.

                  (b) Not less than sixty (60) days prior to any Earnout Date, Buyer shall prepare and file with the Commission a registration statement pursuant to Rule 415 (or any appropriate similar rule that may be adopted by the Commission) under the Securities Act covering the Earnout Shares (the "Earnout Shares Registration"). The Earnout Shares Registration and the Merger Shares Registration are collectively referred to herein as the "Registration." The Merger Shares and the Earnout Shares shall be referred to herein collectively as the "Registrable Securities." Any Earnout Shares Registration shall be on Form S-3 or another appropriate form permitting registration of such Earnout Shares for resale by such holders from time to time.

                  (c) Buyer shall use reasonable efforts to cause any such Registration to become effective under the Securities Act as soon as practicable following the date on which the registration statement is filed with the Commission. Buyer shall use reasonable efforts to take such actions under the laws of various states as may be required to cause the resale of the Shares pursuant to the Registration to be lawful.

                  (d) Following the effectiveness of a registration statement filed pursuant to this Section 5.01, Buyer may, at any time, suspend the effectiveness of such Registration for up to 60 days, as appropriate (a "Suspension Period"), by giving notice to the Shareholders, if Buyer shall have determined that Buyer may be required to disclose any material corporate development which disclosure may have a material adverse effect on Buyer. Notwithstanding the foregoing, no more than one (1) Suspension Period may occur. The period of such suspension of the registration statement shall be added to the period of time Buyer agrees to keep the registration statement effective as provided in Section 5.01(b). Buyer shall use its best efforts to limit the duration of a Suspension Period. Each Shareholder agrees that, upon receipt of any notice from Buyer of a Suspension Period, such Shareholder shall forthwith discontinue disposition of Merger Shares or Earnout Shares, as applicable, covered by such registration statement or prospectus until such Shareholder (i) is advised in writing by Buyer that the use of the applicable prospectus may be resumed, (ii) has received copies of a supplemental or amended prospectus, if applicable, and (iii) has received copies of any additional or supplemental filings which are incorporated or deemed to be incorporated by reference in such prospectus.

            SECTION 5.02 Incidental Registration.

                  (a) Each time Buyer shall determine to file a registration statement under the Securities Act on Form S-1 within three (3) years of the Closing Date, Buyer agrees to give prompt written notice of its determination to the Representative. Upon the written request of a Shareholder given within thirty (30) days after the receipt of such written notice from Buyer, Buyer agrees to cause all such Registrable Securities, the holders of which have so requested registration thereof, to be included in such registration statement and registered under the Securities Act, all to the extent requisite to permit the sale or other disposition by the prospective seller or sellers of the Registrable Securities to be so registered.

                  (b) If the registration of which Buyer written notice pursuant to Section 5.02(a) is for a public offering involving an underwriting, Buyer agrees to so advise the Shareholders as a part of its written notice. In such event the right of any Shareholder to registration pursuant to this Section 5.02 shall be conditioned upon such Shareholder's participation in such underwriting and the inclusion of such Shareholders's Registrable Securities in the underwriting to the extent provided herein. All Shareholders proposing to distribute their Registrable Securities through such underwriting agree to enter into (together with Buyer and the other holders distributing their securities through such underwriting) an underwriting agreement with the underwriter or underwriters selected for such underwriting by Buyer.

                  (c) Notwithstanding any other provision of this Section 5.02, if the managing underwriter of an underwritten distribution advises Buyer and the holders of the Registrable Securities participating in such registration in writing that in its good faith judgment the number of shares of Registrable Securities and the other securities requested to be registered exceeds the number of shares of Registrable Securities and other securities which can be sold in such offering, then the number of shares of Registrable Securities and other securities so requested to be included in the offering shall be reduced to that number of shares which in the good faith judgment of the managing underwriter can be sold in such offering (except for Buyer Common Stock to be issued by the Company in an offering initiated by the Company, which shall have priority over the shares of Registrable Securities). All Registrable Securities and other securities which are excluded from the underwriting by reason of the underwriter's marketing limitation and all other Registrable Securities not originally requested to be so included shall not be included in such registration and shall be withheld from the market by the holders thereof for a period, not to exceed one hundred and eighty (180) days, which the managing underwriter reasonably determines is necessary to effect the underwritten public offering.

            SECTION 5.03 Expenses of Registration. All Registration Expenses shall be borne by Buyer; provided, however, that the term Registration Expenses shall not include, and in no event will Buyer be obligated to pay, expenses and fees of counsel for the Shareholders or stock transfer taxes relating to Registrable Securities.

            SECTION 5.04 Indemnification.

                  (a) Buyer will, and does hereby undertake to, indemnify and hold harmless each Shareholder with respect to any registration effected pursuant to this Article V, against all Damages to which they may become subject under the Securities Act, the Exchange Act, or other federal or state law arising out of or based on (i) any untrue statements (or alleged untrue statement) of a material fact contained in any prospectus, offering circular, or other similar document incident to any such registration or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or
(ii) any violation or alleged violation by Buyer of any federal, state or common law rule or regulation applicable to Buyer in connection with any such registration, and will reimburse, as incurred, each such Shareholder for any legal and any other expenses reasonably incurred in connection with investigating or defending any such Damages; provided that Buyer will not be liable in any such case to the extent that any such Damages arise out of or are based on any untrue statement or omission based upon written information furnished to Buyer by an instrument duly executed by such Shareholder and stated to be specifically for use therein.

                  (b) Each Shareholder will, if Registrable Securities held by or issuable to such Shareholder are included in such registration, indemnify Buyer, each of its directors, and each officer who signs a registration statement in connection therewith, and each person controlling Buyer, and each other Shareholder, against all Damages arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular, or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse, as incurred, Buyer, each such other Shareholder, and each such director, officer and controlling person, for any legal or any other expenses reasonably incurred in connection with investigating or defending any such Damages, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) was made in such registration statement, prospectus, offering circular, or other document, in reliance upon and in conformity with written information furnished to Buyer by an instrument duly executed by such Shareholder and stated to be specifically for use therein. Each of the Shareholder's liability under this
Section 5.03(b) shall be allocated among them pro rata in accordance with, and limited to, his or her Allocable Percentage. No Shareholder shall have any right of contribution or equitable indemnification against the Company or the Surviving Corporation for the Shareholders' obligations under this Section 5.03(b).

                  (c) The procedures to be followed with respect to third party claims by any party entitled to indemnification under this Section 5.03 shall be as set forth in Section 10.04.

            SECTION 5.05 Shareholder Information. Each Shareholder shall furnish to Buyer such information regarding such Shareholder and the distribution proposed by such Shareholder as Buyer may reasonable request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

                                   ARTICLE VI

                      CONDITIONS TO CONSUMMATION OF MERGER

            SECTION 6.01 Conditions to Obligations of Buyer and Newco. Notwithstanding any other provision of this Agreement, the obligations of Buyer and Newco to consummate the Merger and the other transactions contemplated hereby shall be subject to the satisfaction, at or prior to the Closing Date, of the following conditions, compliance with which, or the occurrence of which, may be waived prior to the Closing in writing by Buyer and Newco in their sole discretion:

                  (a) There shall not be instituted and pending or threatened any Action (i) challenging the Merger or otherwise seeking to restrain or prohibit the consummation of the transactions contemplated hereby, or (ii) seeking to prohibit the direct or indirect ownership or operation by Buyer of all or a material portion of the business or assets of the Company, or to compel Buyer or the Company to dispose of or hold separate all or a material portion of the business or assets of the Company or Buyer.

                  (b) The representations and warranties of the Company in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company shall have complied with all covenants and agreements and satisfied all conditions on the Company's part to be performed or satisfied on or prior to the Closing Date.

                  (c) Buyer shall have received a certificate of the President of the Company in substantially the form attached as Annex C hereto.

                  (d) Buyer shall have received a certificate of the Secretary of the Company dated the Closing Date in substantially the form attached as Annex D hereto.

                  (e) Those certain executives and employees of the Company referenced on Schedule 6.01(e)(1) hereto shall each have entered into an Employment Agreement with the Surviving Corporation substantially in the form attached hereto as Annex E and upon such additional terms for each executive or employee as set forth on Schedule 6.01(e)(2), and those certain Shareholders of the Company referenced on Schedule 6.01(e)(3) shall each have entered into a Noncompetition, Nondisclosure and Nonsolicitation Agreement with the Surviving Corporation substantially in the form attached hereto as Annex F.

                  (f) Buyer, the Escrow Agent and the Representative shall have entered into the Escrow Agreement in substantially the form attached as Annex B.

                  (g) All authorizations, consents, waivers and approvals by or from third parties required for the consummation of the transactions contemplated hereby shall have been obtained and all Liens on the assets and properties of the Company set forth on Schedule 6.01(g) shall have been released or terminated.

                  (h) No act, event or condition shall have ccurred after the date hereof which Buyer determines has had or could reasonably be expected to have a Material Adverse Effect.

                  (i) Buyer shall have concluded (through its representatives, agents, accountants, legal counsel and other experts) satisfactorily an investigation, including without limitation legal and financial review, of the Company and shall be satisfied in its sole discretion with the results thereof.

                  (j) All existing obligations of the Company to certain Shareholders of the Company, as more particularly set forth on Schedule 2.13(f), shall be extinguished by the Buyer through the issuance of a Promissory Note substantially in the form attached as Annex G hereto to each of the Shareholders.

                  (k) The number of shares of Common Stock dissenting from approval of or refusing to participate in the Merger shall not exceed ten percent (10%) of the aggregate numbers of outstanding Shares.

                  (l) All corporate and other proceedings and actions taken in connection with the transactions contemplated hereby and all certificates, opinions, agreements, instruments, releases and documents referenced herein or incident to the transactions contemplated hereby shall be in form and substance reasonably satisfactory to Buyer and its counsel.

                  (m) Buyer shall repay to NationsBank, N.A. ("NB") all amounts owing to NB on the Closing Date in an amount not to exceed $650,000, and the Shareholders shall be released from any and all liability under the existing credit facility with NB.

                  (n) Each Shareholder shall have executed the Shareholder Agreement with Buyer substantially in the form attached as Annex H hereto.

                  (o) Buyer shall have entered into financing arrangements upon terms and conditions satisfactory to it, in its discretion, and obtained all necessary consents from its lenders to enable Buyer to enter into the transactions contemplated herein.

                  (p) The Shareholders shall pay for all Transaction Fees incurred by the Company prior to the Closing Date as identified on Schedule 6.01(p); the Surviving Corporation shall not have any obligation with respect to any of such expenses.

                  (q) The Company shall have delivered to Buyer the unaudited balance sheet of the Company at December 31, 1998, and the related unaudited statements of income, shareholders' equity and cash flows for the year then ended.

                  (r) The Company shall have delivered to Buyer the release of the Company as guarantor under that Guaranty of Payment dated _________, 1998 relating to that certain Loan Agreement dated _________, 1998 by and among SMC-Bacon Drive Limited Partnership and NationsBank, N.A.

            SECTION 6.02 Conditions to Obligations of the Company. Notwithstanding any other provision of this Agreement, the obligations of the Company to consummate the Merger and the other transactions contemplated hereby shall be subject to the satisfaction, at or prior to the Closing Date, of the following conditions:

                  (a) There shall not be instituted and pending or threatened any Action (i) challenging the Merger or otherwise seeking to restrain or prohibit the consummation of the transactions contemplated hereby, or (ii) seeking to prohibit the direct or indirect ownership or operation by Buyer of all or a material portion of the business or assets of the Company, or to compel Buyer or the Company to dispose of or hold separate all or a material portion of the business or assets of the Company or Buyer.

                  (b) The representations and warranties of Buyer in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and Buyer shall have complied with all covenants and agreements and satisfied all conditions on its part to be performed or satisfied on or prior to the Closing Date.

                  (c) The Company shall have received a certificate of the Secretary of Buyer dated the Closing Date in substantially the form attached as Annex I hereto.

                  (d) The Company shall have received a certificate of the President of Buyer in substantially the form attached as Annex J hereto.

                  (e) The Company shall have received a certificate of the Secretary of Newco dated the Closing Date in substantially the form attached as Annex K hereto.

                  (f) The Company shall have received a certificate of the President of Newco in substantially the form attached as Annex L hereto.

                  (g) Those certain executives and employees of the Company referenced on Schedule 6.01(e)(1) hereto shall each have entered into an Employment Agreement with the Surviving Corporation substantially in the form attached hereto as Annex E and upon such additional terms for each executive or employee as set forth on Schedule 6.01(e)(2), and those certain Shareholders of the Company referenced on Schedule 6.01(e)(3) shall each have entered into a Noncompetition, Nondisclosure and Nonsolicitation Agreement with the Surviving Corporation substantially in the form attached hereto as Annex F.

                  (h) No act, event or condition shall have ccurred after the date hereof which the Company determines has had or could reasonably be expected to have a material adverse effect on the business, financial condition, properties, profitability, prospects or operations of Buyer.

                  (i) All corporate and other proceedings and actions taken in connection with the transactions contemplated hereby and all certificates, opinions, agreements, instruments, releases and documents referenced herein or incident to the transactions contemplated hereby shall be in form and substance reasonably satisfactory to the Company and their counsel.

                                   ARTICLE VII

                       CONDUCT OF BUSINESS PENDING CLOSING

            During the period commencing on the date hereof and continuing through the Closing Date, the Company covenants and agrees (except as expressly otherwise provided by this Agreement or to the extent that Buyer shall otherwise expressly consent in writing) that:

            SECTION 7.01 Qualification. The Company shall maintain all qualifications to transact business and remain in good standing in the foreign jurisdictions set forth on Schedule 3.01(a).

            SECTION 7.02 Ordinary Course. The Company shall conduct its business in, and only in, the Ordinary Course and shall preserve intact its current business organizations, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and going business value shall be unimpaired at the Closing Date. The Company shall maintain its properties and assets in good condition and repair.

            SECTION 7.03 Organic Changes. The Company shall not (a) amend its Articles of Incorporation or By-Laws (or equivalent documents), (b) acquire by merging or consolidating with, or agreeing to merge or consolidate with, or purchase substantially all of the stock or assets of, or otherwise acquire any business or any corporation, partnership, association or other business organization or division thereof, (c) enter into any partnership or joint venture, (d) declare, set aside, make or pay any dividend or other distribution in respect of its capital stock or purchase or redeem, directly or indirectly, any shares of its capital stock, (e) issue or sell any shares of its capital stock of any class or any options, warrants, conversion or other rights to purchase any such shares or any securities convertible into or exchangeable for such shares, or (f) liquidate or dissolve or obligate itself to do.

            SECTION 7.04 Indebtedness. Except for the indebtedness of the Company owed to NB on the date hereof, which shall not in the aggregate exceed $650,000, the Company shall not incur any Indebtedness, sell any debt securities or lend money to or guarantee the Indebtedness of any Person. The Company shall not restructure or refinance its existing Indebtedness.

            SECTION 7.05 Accounting. The Company shall not make any change in the accounting principles, methods, records or practices followed by it or depreciation or amortization policies or rates theretofore adopted by it. The Company shall maintain its books, records and accounts in accordance with GAAP.

            SECTION 7.06 Compliance with Legal Requirements. The Company shall comply promptly with all requirements that applicable law may impose upon it and its operations and with respect to the transactions contemplated by this Agreement, and shall cooperate promptly with, and furnish information to, Buyer in connection with any such requirements imposed upon Buyer, or upon any of its affiliates, in connection therewith or herewith.

            SECTION 7.07 Disposition of Assets. The Company shall not sell, transfer, license, lease or otherwise dispose of, or suffer or cause the encumbrance by any Lien upon any of, its properties or assets, tangible or intangible, or any interest therein; provided, however, the Company shall be permitted to distribute to the Shareholders the Company's interest in the SMC-Bacon Drive Limited Partnership.

            SECTION 7.08 Compensation. The Company shall not (a) adopt or amend in any material respect any collective bargaining, bonus, profit-sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other plan, agreement, trust, fund or arrangement for the benefit of employees (whether or not legally binding) other than to comply with any Legal Requirement or (b) pay, or make any accrual or arrangement for payment of, any increase in compensation, bonuses or special compensation of any kind, or any severance or termination pay to, or enter into any employment or loan or loan guarantee agreement with, any current or former officer, director, employee or consultant of the Company.

            SECTION 7.09 Modification or Breach of Agreements; New Agreements. The Company shall not terminate or modify, or commit or cause or suffer to be committed any act that will result in breach or violation of any term of, or (with or without notice or passage of time, or both) constitute a default under or otherwise give any person a basis for nonperformance under, any indenture, mortgage, deed of trust, loan or credit agreement, lease, license or other agreement, instrument, arrangement or understanding, written or oral, disclosed in this Agreement or the Schedules hereto. The Company shall refrain from becoming a party to any contract or commitment other than in the Ordinary Course. The Company shall meet all of its contractual obligations in accordance with their respective terms.

            SECTION 7.10 Capital Expenditures. The Company shall not purchase or enter into any contact to purchase any capital assets.

            SECTION 7.11 Maintain Insurance. The Company shall maintain its Policies in full force and effect and shall not do, permit or willingly allow to be done any act by which any of the Policies may be suspended, impaired or canceled.

            SECTION 7.12 Discharge. The Company shall not cancel, compromise, release or discharge any claim of the Company upon or against any person or waive any right of the Company of material value, and not discharge any Lien (other than Permitted Liens) upon any asset of the Company or compromise any debt or other obligation of the Company to any person other than Liens, debts or obligations with respect to current liabilities of the Company.

            SECTION 7.13 Actions. The Company shall not institute, settle or agree to settle any Action before any Governmental Entity.

            SECTION 7.14 Permits. The Company shall maintain in full force and effect, and comply with, all Permits.

            SECTION 7.15 Tax Assessments and Audits. The Company shall furnish promptly to Buyer a copy of all notices of proposed assessment or similar notices or reports that are received from any taxing authority and which relate to the Company's operations for periods ending on or prior to the Closing Date. The Company shall promptly inform Buyer, and permit the participation in and control by Buyer, of any investigation, audit or other proceeding by a Governmental Entity in connection with any Taxes, assessment, governmental charge or duty and shall not consent to any settlement or final determination in any proceeding without the prior written consent of Buyer.

                                  ARTICLE VIII

                              ADDITIONAL COVENANTS

            SECTION 8.01 Covenants of the Company. During the period commencing on the date hereof and continuing through the Closing Date, the Company agrees to:

                  (a) comply promptly with all requirements that applicable Legal Requirements may impose upon it with respect to the transactions contemplated by this

Agreement, and shall cooperate promptly with, and furnish information to, Buyer in connection with any such requirements imposed upon Buyer or upon any of its affiliates in connection therewith or herewith;

                  (b) use its reasonable best efforts to obtain (and to cooperate with Buyer in obtaining) any consent, authorization or approval of, or exemption by, any Person required to be obtained or made by the Company in connection with the transactions contemplated by this Agreement;

                  (c) use its reasonable best efforts to bring about the satisfaction of the conditions precedent to Closing set forth in Section 6.01 of this Agreement;

                  (d) promptly advise Buyer orally and, within three (3) Business Days thereafter, in writing of any change in the Company's business or condition that has had or may have a Material Adverse Effect; and

                  (e) deliver to Buyer prior to the Closing a written statement disclosing any untrue statement in this Agreement or any Schedule hereto (or supplement thereto) or document furnished pursuant hereto, or any omission to state any material fact required to make the statements herein or therein contained complete and not misleading, promptly upon the discovery of such untrue statement or omission, accompanied by a written supplement to any Schedule to this Agreement that may be affected thereby; provided, however, that the disclosure of such untrue statement or omission shall not prevent Buyer from terminating this Agreement pursuant to Section 9.01(c) hereof at any time at or prior to the Closing in respect of any original untrue or misleading statement.

            SECTION 8.02 Covenants of Buyer. During the period commencing on the date hereof and continuing through the Closing Date, Buyer agrees to:

                  (a) comply promptly with all requirements that applicable Legal Requirements may impose upon it with respect to the transactions contemplated by this Agreement, and shall cooperate promptly with, and furnish information to, the Company in connection with any such requirements imposed upon the Company or upon any of the Affiliates of the Company in connection therewith or herewith;

                  (b) use its reasonable best efforts to obtain any consent, authorization or approval of, or exemption by, any Person required to be obtained or made by Buyer in connection with the transactions contemplated by this Agreement;

                  (c) use its reasonable best efforts to preserve intact its business organization, employees and other business relationships, to operate its business in the Ordinary Course and to maintain its books, records and accounts in accordance with GAAP;

                  (d) advise promptly the Company orally and, within three (3) Business Days thereafter, in writing of any change in Buyer's business or condition that has had or may have a material adverse effect on Buyer's business or financial condition;

                  (e) use its reasonable best efforts to bring about the satisfaction of the conditions precedent to Closing set forth in Section 6.02 of this Agreement; and

                  (f) deliver to the Company prior to the Closing a written statement disclosing any untrue statement in this Agreement or any Schedule hereto (or supplement thereto) or document furnished pursuant hereto, or any omission to state any material fact required to make the statements herein or therein contained complete and not misleading, promptly upon the discovery of such untrue statement or omission, accompanied by a written supplement to any Schedule to this Agreement that may be affected thereby; provided, however, that the disclosure of such untrue statement or omission shall not prevent the Company from terminating this Agreement pursuant to Section 9.01(d) hereof at any time at or prior to the Closing in respect of any original untrue or misleading statement.

            SECTION 8.03 Additional Covenant of Buyer. After the Buyer's determination of the estimate of the Earnout Shares, if any, pursuant to Section 2.08(d) and to the extent Buyer issues any Earnout Shares, Buyer agrees to reserve for issuance and keep reserved, free from preemptive rights, out of its authorized and unissued Buyer Common Stock, such number of shares of Buyer Common Stock as is sufficient to provide for the issuance of the shares of Additional Merger Consideration and Buyer Common Stock issuable upon payment of any Escrow Shares.

            SECTION 8.04 Access and Information.

                  (a) Between the date hereof and the Closing Date (i) the Company will permit, and shall cause its officers, directors, key employees and advisors to permit, Buyer and its representatives and agents reasonable access to the Company's books and records, facilities, key personnel, customers, suppliers, independent accountants and attorneys, as requested by Buyer, and
(ii) Buyer will accommodate the Company's or the Representative's reasonable requests for information in connection with the Company's and the Representative's due diligence of Buyer.

                  (b) Each of the parties hereto acknowledges that all information, documents, customer lists, patents, trademarks, copyrights, materials, specifications, business strategies, information or any other ideas which directly relate to the business of the other party (collectively, "Confidential Information") shall be the exclusive, confidential property of such other party, except to the extent expressly authorized in writing for dissemination. From the date of this Agreement through and including the twenty-fourth (24th) month following the Closing Date, each party shall not disclose any of such Confidential Information of the other party to any third party without the prior written consent of the other party and shall take all reasonable steps and actions necessary to maintain the confidentiality of such Confidential Information. The foregoing restrictions shall not apply to any information which (i) becomes generally available to the public other than as a result of disclosures by the non-disclosing party, (ii) was available to the non-disclosing party on a non-confidential basis prior to disclosure to it by the other party, (iii) becomes available to the non-disclosing party on a non-confidential basis from any source other than the disclosing party, provided such source is not bound by a confidentiality agreement with one of the parties hereto, or (iv) is required to be disclosed by any Governmental Entity. In addition, the obligations set forth in this Section 8.03(b) shall not apply to Buyer or Newco with respect to Confidential Information which is acquired by Buyer or Newco as a result of the consummation of the transactions contemplated herein.

            SECTION 8.05 Expenses. Except as otherwise specifically provided herein, each party to this Agreement shall bear its own direct and indirect expenses incurred in connection with the negotiation and preparation of this Agreement and the consummation and performance of the transactions contemplated hereby, including, without limitation, all Transaction Fees.

Anything herein to the contrary notwithstanding, Shareholders shall be solely responsible for all direct and indirect expenses incurred by the Company or Shareholders in connection with the negotiation and preparation of this Agreement and the consummation and performance of the transactions contemplated hereby, including, without limitation, all Transaction Fees incurred by the Company or the Shareholders (it being acknowledged and agreed that all of such fees and expenses incurred by the Company or the Shareholders prior to the Closing Date identified in Schedule 6.01(p) shall be paid at the Closing by the Shareholders from the Cash and all such fees or expenses incurred by the Company or the Shareholders at and after the Closing shall be paid promptly by the Shareholders upon receipt of evidence of such obligation).

            SECTION 8.06 Certain Notifications. At all times from the date hereof to the Closing Date, each party shall promptly notify the others in writing of the occurrence of any event that will or may (a) render any statement, representation or warranty of such party in this Agreement (including the Schedules hereto) inaccurate or incomplete in any material respect or (b) constitute or result in the breach by such party of, or a failure to comply with, any agreement or covenant in this Agreement applicable to such party or
(c) result in the failure by such party to satisfy any of the conditions specified in Article VI hereof.

            SECTION 8.07 Publicity; Employee Communications. At all times prior to the Closing Date, prior to issuing, or permitting any of its directors, officers, employees or agents to issue, any press release or other information to the press, employees of the Company or any third party with respect to this Agreement or the transactions contemplated hereby (a) Buyer shall obtain the consent of the Representative if Buyer wishes to release such information, and
(b) the Company shall obtain the consent of all other parties hereto if the Company wishes to release such information; provided, however, that no party shall be prohibited from supplying any information to any of its representatives, agents, attorneys, advisors, financing sources and others to the extent necessary to complete the transactions contemplated hereby so long as such representatives, agents, attorneys, advisors, financing sources and others are made aware of and have agreed to be bound by the terms of this Section 8.06. Nothing contained in this Agreement shall prevent any party to this Agreement at any time from furnishing any required information to any Governmental Entity or authority pursuant to a Legal Requirement or from complying with its legal or contractual obligations.

            SECTION 8.08 Further Assurances.

                  (a) Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Legal Requirements, to consummate and make effective the transactions contemplated by this Agreement.

                  (b) If at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, the Company or the proper officers or directors of the Company, Buyer or Newco, as the case may be, shall take or cause to be taken all such necessary or convenient action and execute, and deliver and file, or cause to be executed, delivered and filed, all necessary or convenient documentation.

            SECTION 8.09 Competing Offers; Merger or Liquidation. The Company agrees that it will not, directly or indirectly, through any officer, director, agent or otherwise, solicit, initiate or encourage discussions with, or the submissions of bids, offers or proposals by, any Person with respect to an acquisition of the Company or its assets or capital stock or a merger or similar transaction, and the Company will not engage any broker, financial adviser or consultant with an incentive to initiate or encourage proposals or offers from other parties. Furthermore, the Company shall not, directly or indirectly, through any officer, director, agent or otherwise, engage in negotiations concerning any such transaction with, or provide information to, any Person other than Buyer and its representatives, with a view to engaging, or preparing to engage, that Person with respect to any matters referenced in this Section. The Company shall not commence any proceeding to merge, consolidate or liquidate or dissolve or obligate itself to do so.

            SECTION 8.10 Inconsistent Action. Neither the Company nor Buyer or Newco shall take or suffer to be taken any action that would cause any of its respective representations or warranties in this Agreement to be untrue, incorrect, incomplete or misleading.

            SECTION 8.11 Post-Termination Employment. The Company acknowledges and agrees that, subject to any written contracts of employment, if any, after the Closing (a) neither Buyer nor the Surviving Corporation shall be required to employ or retain any employee of the Company or any other Person, and (b) Buyer, in its sole and absolute discretion, may cause the Surviving Corporation to retain all, some, or none of such employees.

            SECTION 8.12 Post-Closing Financial Statements. On or before the Closing, the Company shall cause Snyder, Cohn, Collyer, Hamilton & Associates, P.C., the Company's independent auditors, to begin the 1998 year-end audit. The Company shall deliver to Buyer, on or before February 28, 1999, a true and complete copy of the audited balance sheet of the Company at December 31, 1998, and the related audited statements of income, shareholder's equity and cash flows for the year then ended. All expenses incurred by the Company in connection with such audit shall be accrued by the Company as of December 31, 1998.

            SECTION 8.13 Funding of the Surviving Corporation. Buyer acknowledges the importance of providing adequately for the capital needs of the Surviving Corporation and shall, promptly after the Closing, provide to the Surviving Corporation at least $250,000, for its working capital.

            SECTION 8.14 Security for Promissory Notes. Buyer shall secure its performance under each Promissory Note by delivering to the Escrow Agent, within fifteen (15) Business Days after the Closing, (a) a certificate representing a number of shares of Buyer Common Stock (the "Security Shares"), the fair market value of which is equivalent to the face value of such Promissory Note, and (b) a duly executed stock power separate from such certificate. The Security Shares shall be deposited in an account established at the Escrow Agent for receipt of such Security Shares (the "Escrow Account") and shall be held in such Escrow Account for the term of the Promissory Note. Within fifteen (15) Business Days of full payment of each Promissory Note by Buyer, such Shareholder shall deliver written notice to the Escrow Agent instructing the Escrow Agent to release the number of Security Shares securing Buyer's performance of such Promissory Note.

            SECTION 8.15 Delivery of Escrow Shares to Escrow Agent. Within fifteen (15) Business Days after the Closing, Buyer shall deliver to the Escrow Agent a certificate or certificates representing the Escrow Shares.

                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER

            SECTION 9.01 Termination. This Agreement may be terminated at any time prior to the Closing:

                  (a) by mutual consent of all of the parties hereto;

                  (b) by the Company, on the one hand, or by Buyer, on the other and, by written notice to the other party or parties hereto if the Merger shall not have been consummated on or before February 28, 1999 (or such later date as Buyer and the Company may agree), provided that in the case of a termination under this clause (b), the party or parties terminating this Agreement shall not then be in material breach of any of its or their obligations under this Agreement;

                  (c) by Buyer if (i) there has been a material misrepresentation, breach of warranty or breach of covenant by the Company under this Agreement or (ii) any of the conditions precedent to Closing set forth in
Section 6.01 have not been met on the Closing Date, and, in each case, Buyer is not then in material default of its obligations hereunder; or

                  (d) by the Company if (i) there has been a material misrepresentation, breach of warranty or breach of covenant by Buyer under this Agreement or (ii) any of the conditions precedent to Closing set forth in
Section 6.02 have not been met on the Closing Date, and, in each case, the Company is not then in material default of its obligations hereunder.

            SECTION 9.02 Effect of Termination.

                  (a) In the case of any termination of this Agreement, the provisions of Sections 8.04(b) and 8.05 shall remain in full force and effect.

                  (b) Upon termination of this Agreement as provided in Section 9.01(a), this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party hereto or their respective directors, officers, employees, agents or other representatives.

                  (c) In the event of termination of this Agreement as provided in Section 9.1(b), (c) or (d) hereof, such termination shall be without prejudice to any rights that the terminating party or parties may have against the breaching party or parties or any other Person under the terms of this Agreement or otherwise.

            SECTION 9.03 Amendment. This Agreement may be amended only by a written instrument executed by each of the parties hereto. Any amendment effected pursuant to this Section 9.03 shall be binding upon all parties hereto.

            SECTION 9.04 Waiver. Any term or provision of this Agreement may be waived in writing at any time by the party or parties entitled to the benefits thereof. Any waiver effected pursuant to this Section 9.04 shall be binding upon all parties hereto. No failure to exercise and no delay in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude the exercise of any other right, power or privilege. No waiver of any breach of any covenant or agreement hereunder shall be deemed a waiver of any preceding or subsequent breach of the same or any other covenant or agreement. The rights and remedies of each party under this Agreement are in addition to all other rights and remedies, at law or in equity, that such party may have against the other parties.

                                    ARTICLE X

                                 INDEMNIFICATION

            SECTION 10.01 Survival of Representations and Warranties and Covenants.

                  (a) The representations, warranties, covenants and agreements of the parties hereto contained in this Agreement or in any writing delivered pursuant hereto or at the Closing shall survive the execution and delivery of this Agreement and the Closing and the consummation of the transactions contemplated hereby (and any examination or investigation by or on behalf of any party hereto) for a period of two (2) years after the date hereof (except for claims in respect thereof pending at such time, which shall survive until finally resolved or settled); provided, however, that the representations and warranties contained in Sections 3.01, 3.02, 3.03, 3.12, 3.14, 3.17 and 3.25
shall survive until the expiration of the applicable statute of limitations with respect to such matters, and the covenants and agreements contained in Section 2.07, Article V, Section 8.03 and Section 8.08 shall survive the execution of this Agreement and the Closing each in accordance with its terms.

                  (b) No Action may be commenced with respect to any representation, warranty, covenant or agreement in this Agreement, or in any writing delivered pursuant hereto, unless written notice, setting forth in reasonable detail the claimed breach thereof, shall be delivered pursuant to
Section 12.01 to the party or parties against whom liability for the claimed breach is charged on or before the termination of the survival period specified in Section 10.01(a) for such representation, warranty, covenant or agreement.

            SECTION 10.02 Indemnification.

                  (a) Subject to the limitation set forth in Section 10.02(c), the Shareholders jointly and severally covenant and agree to defend, indemnify and hold harmless Buyer and each Person who controls Buyer within the meaning of the Securities Act, and after the Closing, the Surviving Corporation, from and against any Damages arising out of or resulting from: (i) any inaccuracy in or breach of any representation, warranty, covenant or agreement made by the Company in this Agreement or in any writing delivered pursuant to this Agreement or at the Closing; (ii) the failure of the Company to perform or observe fully any covenant, agreement or provision to be performed or observed by the Company pursuant to this Agreement; or (iii) any Action arising out of or resulting from the conduct by the Company of its business or operations, or the Company's occupancy or use of its properties or assets, on or prior to the Closing Date.

                  (b) Buyer covenants and agrees to defend, indemnify and hold harmless the Shareholders from and against any Damages arising out of or resulting from: (i) any inaccuracy in or breach of any representation, warranty, covenant or agreement made by Buyer in this Agreement or in any writing delivered pursuant to this Agreement or at the Closing; (ii) the failure by Buyer to perform or observe any covenant, agreement or condition to be performed or observed by it pursuant to this Agreement; or (iii) any Action arising out of or resulting from the conduct by Surviving Corporation of its business or operations, or the Surviving Corporation's occupancy or use of its properties or assets, after the Closing Date.

                  (c) Each of the Shareholder's liability under this Section
10.02 shall be allocated among them pro rata in accordance with, and limited to, his or her Allocable Percentage. No Shareholder shall have any right of contribution or equitable indemnification against the Company or the Surviving Corporation for the Shareholders' obligations under Section 10.02(a).

                  (d) Notwithstanding anything in this Article X to the contrary, each party hereto shall retain all other rights and remedies to which it may be entitled under applicable law.

            SECTION 10.03 Limitations on Recovery.

                  (a) Notwithstanding anything in Section 10.02 to the contrary, neither the Shareholders nor Buyer, as an Indemnifying Party, shall be liable under the indemnity provisions of this Article X in any instance until such time as the aggregate cumulative total of all Damages incurred by the Indemnified Party exceeds $100,000 (the "Basket"), whereupon the Shareholders or Buyer, as applicable, shall be liable for all Damages in excess of the Basket; provided that in no event shall the recovery by such Indemnified Party for Damages under this Article X exceed, in the aggregate, the amount of the Merger Consideration and Additional Merger Consideration, if any, actually paid to the Shareholders.

                  (b) If Buyer is the Indemnified Party, Buyer first must recover any amounts due it arising from Damages under this Article X from the Escrow Account, or so much thereof as remains in escrow at the time the Indemnifiable Claim is made, in accordance with the terms of the Escrow Agreement, until the Escrow Account is exhausted. Upon the exhaustion of the Escrow Account, any recovery on Indemnifiable Claims under this Article X shall be recovered next from the Additional Merger Consideration and finally from the Shareholders directly, subject to the limitations of subsection (a) above.

            SECTION 10.04 Third Party Claims.

                  (a) If any party entitled to be indemnified pursuant to
Section 10.02 (an "Indemnified Party") receives notice of the assertion by any third party of any claim or of the commencement by any such third person of any Action (any such claim or Action being referred to herein as an "Indemnifiable Claim") with respect to which another party hereto (an "Indemnifying Party") is or may be obligated to provide indemnification, the Indemnified Party shall promptly notify the Indemnifying Party in writing (the "Claim Notice") of the Indemnifiable Claim; provided, however, that the failure to provide such Claim Notice shall not relieve or otherwise affect the obligation of the Indemnifying Party to provide indemnification hereunder, except to the extent that any Damages directly resulted or were caused by such failure. All Indemnifiable Claims must be asserted within the survival period of the applicable representation or warranty or other basis for such Indemnifiable Claim.

                  (b) The Indemnifying Party shall have thirty (30) days after receipt of the Claim Notice to undertake, conduct and control, through counsel of its own choosing, and at its expense, the settlement or defense thereof, and the Indemnified Party shall cooperate with the Indemnifying Party in connection therewith; provided, however, that (i) the Indemnifying

Party shall permit the Indemnified Party to participate in such settlement or defense through counsel chosen by the Indemnified Party (subject to the consent of the Indemnifying Party, which consent shall not be unreasonably withheld), provided that the fees and expenses of such counsel shall not be borne by the Indemnifying Party, and (ii) the Indemnifying Party shall not settle any Indemnifiable Claim without the Indemnified Party's consent. So long as the Indemnifying Party is vigorously contesting any such Indemnifiable Claim in good faith, the Indemnified Party shall not pay or settle such claim without the Indemnifying Party's consent, which consent shall not be unreasonably withheld.

                  (c) If the Indemnifying Party does not notify the Indemnified Party within thirty (30) days after receipt of the Claim Notice that it elects to undertake the defense of the Indemnifiable Claim described therein, the Indemnified Party shall have the right to contest, settle or compromise the Indemnifiable Claim in the exercise of its reasonable discretion; provided, however, that the Indemnified Party shall notify the Indemnifying Party of any compromise or settlement of any such Indemnifiable Claim.

                  (d) Anything contained in this Section 10.04 to the contrary notwithstanding, the Shareholders shall not be entitled to assume the defense for any Indemnifiable Claim (and shall be liable for the reasonable fees and expenses incurred by the Indemnified Party in defending such claim) if the Indemnifiable Claim seeks an order, injunction or other equitable relief or relief for other than money damages against Buyer or the Company which Buyer determines, after conferring with its counsel, cannot be separated from any related claim for money damages and which, if successful, would adversely affect the business, properties or prospects of Buyer or the Company; provided, however, if such equitable relief portion of the Indemnifiable Claim can be so separated from that for money damages, the Shareholders shall be entitled to assume the defense of the portion relating to money damages.

            SECTION 10.05 Computation and Nature of Indemnification Payments. The amount of any indemnification payable by the Indemnifying Party shall be (a) decreased by the amount of any federal or state income tax benefit realized by the Indemnified Party as a result of the circumstances giving rise to the Indemnifiable Claim and (b) increased by the amount of any federal or state income tax required to be paid by the Indemnified Party as a result of the accrual or receipt of any such indemnity payment (including any amount payable pursuant to this Section 10.05). If, after the payment of any such indemnity amount, any Indemnified Party realizes any federal or state income tax benefit not taken into account in computing the indemnity amount, such party shall promptly notify the Indemnifying Party of such tax benefit and shall pay promptly the amount thereof to the Indemnifying Party. For purposes of this Section, the amount of any state income tax benefit or cost shall take into account the federal income tax effect of such benefit or cost. Any and all indemnification payments pursuant to this Article X shall be deemed for all purposes to be adjustments to the aggregate consideration provided in Sections
2.06 and 2.07.

            SECTION 10.06 Indemnification Non-Exclusive. The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory, equitable or common-law remedy any party may have for breach of representation, warranty, covenant or agreement.

                                   ARTICLE XI

                             [INTENTIONALLY OMITTED]

                                   ARTICLE XII

                               GENERAL PROVISIONS

            SECTION 12.01 Notices. All notices and other communications under or in connection with this Agreement shall be in writing and shall be deemed given
(a) if delivered personally, upon delivery, (b) if delivered by registered or certified mail (return receipt requested), upon the earlier of actual delivery or three (3) days after being mailed, or (c) if given by facsimile, upon confirmation of transmission by facsimile, in each case to the parties at the following addresses:

                      (a)      If to Buyer or Newco, addressed to:

                               Interiors, Inc.
                               320 Washington Street
                               Mt. Vernon, New York 10553-1017
                               Facsimile: (914) 665-5469

                               Attention: Mr. Max Munn and Mr. James McCorry

                               With copies to:

                               Paul, Hastings, Janofsky & Walker LLP
                               Twenty-Third Floor
                               555 South Flower Street
                               Los Angeles, California 90071
                               Facsimile: (213) 627-0705

                               Attention: Arthur L. Zwickel, Esq.

                               and

                               Irvin Rothfarb, Esq.
                               15 West 53rd Street
                               New York, New York 10019
                               Facsimile: (212) 262-6228

                      (b)      If to the Company, addressed to:

                               Model Home Interiors, Inc.
                               10120 Bacon Drive
                               Beltsville, Maryland 20705
                               Facsimile: (301) 937-3785

                               Attention: Mr. Carl McWilliams

                               With a copy to:

                               Mezzullo & McCandlish
                               1111 East Main Street, Suite 1500

                               P. O. Box 796 (Zip: 23218)
                               Richmond, Virginia 23218
                               Facsimile: (804) 775-3800

                               Attention: Thomas A. Grant, Esq

            SECTION 12.02 Severability. If any term or provision of this Agreement or the application thereof to any circumstance shall, in any jurisdiction and to any extent, be invalid or unenforceable, such term or provision shall be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable such term or provision in any other jurisdiction, the remaining terms and provisions of this Agreement or the application of such terms and provisions to circumstances other than those as to which it is held invalid or enforceable.

            SECTION 12.03 Entire Agreement. Except as specifically set forth herein, this Agreement, including the annexes and schedules attached hereto and other documents referred to herein, contain the entire understanding of the parties hereto in respect of their subject matter and supersede all prior and contemporaneous agreements and understandings, oral and written, among the parties with respect to such subject matter.

            SECTION 12.04 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors, heirs and assigns; provided, however, that no party may assign either this Agreement or any of its rights, interests or obligations hereunder in whole or in part without the prior written consent of the other parties hereto (other than to the Surviving Corporation as a result of the Merger), and any such transfer or assignment without said consent shall be void, ab initio. Subject to the immediately preceding sentence, this Agreement is not intended to benefit, and shall not run to the benefit of or be enforceable by, any other person or entity other than the parties hereto and their permitted successors and assigns.

            SECTION 12.05 Counterparts. This Agreement and any other agreement (or document) delivered pursuant hereto may be executed in one or more counterparts and by different parties in separate counterparts (including by facsimile), each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same agreement and shall become effective when one or more counterparts of this Agreement have been signed by each party (including by facsimile) and delivered to the other party.

            SECTION 12.06 Schedules and Annexes. The schedules and annexes to this Agreement are incorporated herein and, by this reference, made a part hereof as if fully set forth at length herein.

            SECTION 12.07 Construction.

                  (a) The article, section and subsection headings used herein are inserted for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

                  (b) As used in this Agreement, the masculine, feminine or neuter gender, and the singular or plural, shall be deemed to include the others whenever and wherever the context so requires.

                  (c) For the purposes of this Agreement, unless the context clearly requires, "or" is not exclusive.

            SECTION 12.08 Consent to Jurisdiction. Each party hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York and the United States District Court of the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby and to the laying of venue in any such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in any such court and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

            SECTION 12.09 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of Maryland.

                            [SIGNATURE PAGE FOLLOWS]

                      [SIGNATURE PAGE TO MERGER AGREEMENT]

            IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date set forth below.


Dated: January __, 1999                     MHI ACQUISITION CORP.

                                            By:
                                               ---------------------------------
                                               James J. McCorry
                                               President


Dated: January __, 1999                     INTERIORS, INC.

                                            By:
                                               ---------------------------------
                                               Max Munn
                                               President


Dated: January __, 1999                     MODEL HOME INTERIORS, INC.

                                            By:
                                               ---------------------------------
                                               Carl McWilliams
                                               President